    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1994


                                                       REGISTRATION NO. 33-55191
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                Amendment No. 3


                                       to

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                AMR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          4512                       75-1825172
 (State or other jurisdiction    (Primary Standard Industrial        (I.R.S. Employer
     of incorporation or         Classification Code Number)       Identification No.)
        organization)

                                P.O. BOX 619616
                  DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616
                                 (817) 963-1234
              (Address, including ZIP code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

            ANNE H. MCNAMARA, ESQ.                       JOHN B. BRADY, JR., ESQ.
  SENIOR VICE PRESIDENT AND GENERAL COUNSEL                DEBEVOISE & PLIMPTON
               AMR CORPORATION                               875 THIRD AVENUE
               P.O. BOX 619616                           NEW YORK, NEW YORK 10022
 DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616                  (212) 909-6000
                (817) 963-1234

(Name, address, including ZIP code, and telephone number of agents for service)

                             ---------------------
                                    Copy to:
                           ROHAN S. WEERASINGHE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                             ---------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                AMR CORPORATION

                             CROSS REFERENCE SHEET

               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4


                      FORM S-4 ITEM NO.                          CAPTION IN PROSPECTUS
      -------------------------------------------------  -------------------------------------
  1.  Forepart of Registration Statement and Outside
        Front Cover Page of Prospectus.................  Facing Page, Outside Front Cover
                                                         Page; Cross Reference Sheet; Inside
                                                           Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus.....................................  Inside Front Cover Page;
                                                         Incorporation of Certain Documents by
                                                           Reference; Table of Contents
  3.  Risk Factors, Ratio of Earnings to Fixed Charges
        and Other Information..........................  Prospectus Summary; Special
                                                           Considerations Relating to the
                                                           Debentures; The Company; Recent
                                                           Operating Results and Developments;
                                                           Ratio of Earnings to Combined Fixed
                                                           Charges and Preferred Stock
                                                           Dividends; Selected Consolidated
                                                           Financial Data
  4.  Terms of the Transaction.........................  The Exchange Offer; Description of
                                                           Debentures; Certain Federal Income
                                                           Tax Considerations; Certain Federal
                                                           Tax Considerations for Non-United
                                                           States Persons
  5.  Pro Forma Financial Information..................  Not Applicable
  6.  Material Contacts with the Company Being
        Acquired.......................................  Not Applicable
  7.  Additional Information Required for Reoffering by
        Persons and Parties Deemed to be
        Underwriters...................................  Not Applicable
  8.  Interests of Named Experts and Counsel...........  Not Applicable
  9.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities....................................  Not Applicable
 10.  Information with Respect to S-3 Registrants......  Incorporation of Certain Documents by
                                                           Reference
 11.  Incorporation of Certain Information by
        Reference......................................  Incorporation of Certain Documents by
                                                           Reference
 12.  Information with Respect to S-2 or S-3
        Registrants....................................  Not Applicable
 13.  Incorporation of Certain Information by
        Reference......................................  Not Applicable
 14.  Information with Respect to Registrants Other
        than
        S-3 or S-2 Registrants.........................  Not Applicable
 15.  Information With Respect to S-3 Companies........  Not Applicable
 16.  Information with Respect to S-2 or S-3
        Companies......................................  Not Applicable
 17.  Information with Respect to Companies Other Than
        S-3 or S-2 Companies...........................  Not Applicable
 18.  Information if Proxies, Consents or
        Authorizations
        are to be Solicited............................  Not Applicable
 19.  Information if Proxies, Consents or
        Authorizations are not to be Solicited or in an
        Exchange Offer.................................  Incorporation of Certain Documents by
                                                           Reference

PROSPECTUS

                                AMR CORPORATION
                               OFFER TO EXCHANGE

  6 1/8% CONVERTIBLE SUBORDINATED QUARTERLY INCOME CAPITAL SECURITIES DUE 2024

                            ("CONVERTIBLE QUICSSM")
              FOR SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                          ---------------------------
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

           NEW YORK CITY TIME, ON NOVEMBER 15, 1994, UNLESS EXTENDED.

                          ---------------------------

   AMR Corporation (the "Company"), a Delaware corporation, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange Offer"), to exchange up to $1,100,000,000 aggregate principal amount of debentures designated as its 6 1/8% Convertible Subordinated Quarterly Income Capital Securities due 2024 (the "Debentures") for up to all shares of the outstanding Series A Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock"). The Debentures are offered in minimum denominations of $1,000 and integral multiples thereof, and the Preferred Stock has a liquidation preference of $500 per share. Consequently, the Exchange Offer will be effected on a basis of $1,000 principal amount of Debentures for every two (2) shares of Preferred Stock validly tendered and accepted for exchange. The Company will pay amounts of less than $1,000 due to exchanging shareholders in cash, in lieu of issuing Debentures with a principal amount of less than $1,000. The dividend on the Preferred Stock payable on November 1, 1994 will be payable to shareholders of record on October 14, 1994 regardless of when shares of the Preferred Stock are tendered pursuant to the Exchange Offer. Dividends accumulated after November 1, 1994 will not be paid on Preferred Stock accepted for exchange in the Exchange Offer. In lieu thereof, holders of Debentures will be entitled to interest from November 1, 1994, as described below.


   Ownership of the Preferred Stock may be evidenced by certain $3.00 Depositary Shares (the "Depositary Shares"). Each Depositary Share represents 1/10 of a share of Preferred Stock, and entitles the owner, proportionately, to all the rights and preferences of the Preferred Stock represented thereby. Either Depositary Shares or Preferred Stock may be tendered in the Exchange Offer. See "The Exchange Offer -- General".


   The Company will accept for exchange Preferred Stock validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on November 15, 1994, or if extended by the Company, in its sole discretion, the latest date and time to which extended (the "Expiration Date"). The Exchange Offer will expire on the Expiration Date. Tenders of Preferred Stock may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after forty business days after the date of this Prospectus. The Company expressly reserves the right to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any Preferred Stock, at any time for any reason, including (without limitation) if fewer than 400,000 shares of Preferred Stock are tendered (which condition may be waived by the Company). See "The Exchange Offer -- Expiration Date; Extensions; Amendments; Termination".



   The Debentures will mature on November 1, 2024 and will bear interest at an annual rate of 6 1/8% from the first day following the Expiration Date (the "Issue Date"). In addition, holders of the Debentures will be entitled to interest at a rate of 6% per annum from November 1, 1994 through the Expiration Date in lieu of dividends accumulating after November 1, 1994 on their Preferred Stock accepted for exchange, payable at the time of the first interest payment on the Debentures. Interest will be payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing February 1, 1995, provided that, so long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, upon prior notice by public announcement given in accordance with New York Stock Exchange rules at any time during the term of the Debentures, to extend the interest payment period from time to time for a period not exceeding 20 consecutive calendar quarters (each, an "Extension Period"). No interest shall be due and payable during an Extension Period, but at the end of each Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures, together with interest thereon, compounded quarterly. Upon the termination of any Extension Period and the payment of all interest then due, the Company may commence a new Extension Period. After prior notice by public announcement given in accordance with New York Stock Exchange rules, the Company also may prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive calendar quarters each or more numerous shorter Extension Periods) throughout the term of the Debentures. The Company has no current intention of exercising its right to extend an interest payment period. However, should the Company determine to exercise such right in the future, the market price of the Debentures is likely to be affected. See "Special Considerations Relating to the Debentures" and "Description of Debentures -- Interest" and "-- Option to Extend Interest Payment Period".



   Each Debenture is convertible at the option of the holder at any time after the date of original issuance thereof, unless previously redeemed, into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), at a conversion price of $79.00 per share of Common Stock (equivalent to 12.658 shares of Common Stock per $1,000 principal amount of Debentures converted). Such conversion price is subject to adjustment in certain events, including a Non-Stock Fundamental Change or Common Stock Fundamental Change (each as defined herein). See "Description of Debentures -- Conversion". On October 12, 1994, the last reported sale price of the Common Stock on the New York Stock Exchange was $51 per share.



   The Debentures are redeemable at any time after February 1, 1996 at the option of the Company, in whole or in part, initially at a redemption price of 104.2% of the principal amount of the Debentures redeemed, and thereafter at prices declining ratably to 100% of the principal amount of the Debentures redeemed from and after February 1, 2003, plus interest accrued and unpaid to the redemption date. No sinking fund will be established for the payment of the Debentures. See "Description of Debentures -- Redemption". The Debentures are unsecured obligations of the Company and will be subordinate to all Senior Indebtedness (as defined herein) of the Company. Because the Company is a holding company that conducts business through its subsidiaries, the Debentures are also effectively subordinated to all existing and future obligations of the Company's subsidiaries. On June 30, 1994, approximately $6.6 billion of such Senior Indebtedness and approximately $15.5 billion of additional indebtedness, leases and other obligations of the Company's subsidiaries not included in Senior Indebtedness were outstanding. See "Description of
Debentures -- Subordination".


   For federal income tax purposes, the exchange of Preferred Stock for Debentures will, depending upon each particular exchanging holder's facts and circumstances, be treated as either an exchange in which gain or loss is recognized or as a dividend, and the Debentures will be treated as having been issued with original issue discount. For a discussion of these and other United States federal income tax considerations relevant to the Exchange Offer, see "Certain Federal Income Tax Considerations" and "Certain Federal Tax Considerations for Non-United States Persons".

    SEE "SPECIAL CONSIDERATIONS RELATING TO THE DEBENTURES" FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE DEBENTURES THAT SHOULD BE CONSIDERED BY INVESTORS.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION
         NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.


   The Debentures constitute a new issue of securities with no established trading market. While the Debentures have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, there can be no assurance that an active market for the Debentures will develop. The Depositary Shares, the Preferred Stock represented thereby and the Common Stock issuable upon conversion of such Preferred Stock have not been and will not be registered under the Securities Act of 1933 and are subject to certain restrictions on transfer provided for therein. Such restrictions will continue to apply to Depositary Shares, the Preferred Stock represented thereby and the Common Stock issuable upon conversion of such Preferred Stock that is not exchanged for Debentures. Moreover, to the extent that Preferred Stock or Depositary Shares are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Preferred Stock or Depositary Shares could be adversely affected.


   Lehman Brothers and Goldman Sachs & Co. have been retained as Dealer Managers to solicit exchanges of Preferred Stock and Depositary Shares for Debentures. See "The Exchange Offer -- Dealer Managers". D.F. King & Co., Inc. has been retained by the Company to act as Information Agent to assist in connection with the Exchange Offer.
                          ---------------------------
                The Dealer Managers for the Exchange Offer are:
              LEHMAN BROTHERS                 GOLDMAN, SACHS & CO.
                The date of this Prospectus is October 14, 1994.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, THE COMPANY MAY, AT ITS DISCRETION, TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO MAKE THE EXCHANGE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE EXCHANGE OFFER TO HOLDERS OF PREFERRED STOCK IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER IS BEING MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission and are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF THE PREFERRED STOCK, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY OF THE COMPANY AT P.O. BOX 619616, MAIL DROP 5675, DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616 (TELEPHONE 817-963-1234). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Prospectus Summary....................................................................    4
Special Considerations Relating to the Debentures.....................................    8
The Company...........................................................................   10
Recent Operating Results and Developments.............................................   11
Price Range of Common Stock and Dividends.............................................   13
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.............   14
Capitalization........................................................................   14
Selected Consolidated Financial Data..................................................   15
The Exchange Offer....................................................................   16
Description of Debentures.............................................................   23
Description of Common Stock...........................................................   34
Description of Rights And Junior Preferred Stock......................................   36
Description of Preferred Stock........................................................   38
Description of Depositary Shares......................................................   45
Certain Federal Income Tax Considerations.............................................   48
Certain Federal Tax Considerations for Non-United States Persons......................   52
Legal Opinions........................................................................   55
Experts...............................................................................   55

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") shall include Preferred Stock represented by certain $3.00 Depositary Shares (evidenced by depositary receipts) (the "Depositary Shares") issued pursuant to the Deposit Agreement, dated February 4, 1993 (the "Deposit Agreement"), among the Company, First Chicago Trust Company of New York (in such capacity, the "Depositary") and holders from time to time of depositary receipts issued thereunder. Each Depositary Share represents 1/10 of a share of Preferred Stock and entitles the owner, proportionately, to all the rights and preferences of the Preferred Stock represented thereby. Either Depositary Shares or Preferred Stock may be tendered in the Exchange Offer. See "The Exchange Offer -- General".

                                  THE COMPANY

     The Company has three business units: the Air Transportation Group; The SABRE Group; and the AMR Management Services Group. The Air Transportation Group includes the Passenger and Cargo Divisions of American Airlines, Inc. ("American"), the Company's principal subsidiary, and AMR Eagle, Inc. American's passenger division is one of the largest scheduled passenger airlines in the world. The SABRE Group includes the Company's information technology businesses. The AMR Management Services Group includes the Company's airline management, aviation services, training, consulting, and investment service activities. See "The Company" and "Recent Developments".

                               THE EXCHANGE OFFER

PURPOSE OF EXCHANGE OFFER

     The principal purpose of the Exchange Offer is to improve the Company's after-tax cash flow by replacing the Preferred Stock with the Debentures. The potential cash flow benefit to the Company arises because interest payable on the Debentures should be deductible by the Company for federal income tax purposes, while dividends payable on the Preferred Stock are not deductible. See "The Exchange Offer -- Purpose of the Exchange Offer."

THE EXCHANGE OFFER; SECURITIES OFFERED


     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Company hereby offers to exchange up to $1,100,000,000 aggregate principal amount of debentures designated as its 6 1/8% Convertible Subordinated Quarterly Income Capital Securities due 2024 (the "Debentures") for up to all of the outstanding shares of Preferred Stock. Exchanges will be made on a basis of $1,000 principal amount of Debentures (the minimum permitted denomination) for every two (2) shares of Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. The Company will pay amounts of less than $1,000 due to any exchanging shareholder in cash, in lieu of issuing Debentures with a principal amount of less than $1,000. See "The Exchange Offer -- Terms of the Exchange Offer".



     The Debentures will mature on November 1, 2024 and will bear interest at an annual rate of 6 1/8% from the first day following the Expiration Date (the "Issue Date") or from the most recent interest payment date to which interest has been paid or duly provided for. Interest will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1995, provided that, so long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, upon prior notice by public announcement given in accordance with New York Stock Exchange rules at any time during the term of the Debentures, to extend the interest payment period from time to time for a period not exceeding 20 consecutive calendar quarters. The Company has no current intention of exercising its right to extend an interest payment period. However, should the Company determine to exercise such right in the future, the market price of the Debentures is likely to be affected. See "Special Considerations Relating to the Debentures" and "Description of Debentures -- Option to Extend Interest Payment Period."

     The dividend on the Preferred Stock payable on November 1, 1994 will be payable to shareholders of record on October 14, 1994, regardless of when shares of the Preferred Stock are tendered pursuant to the Exchange Offer. Dividends accumulated after November 1, 1994 will not be paid on Preferred Stock accepted for exchange in the Exchange Offer. In lieu thereof, holders of the Debentures will be entitled to interest at a rate of 6% per annum from November 1, 1994 through the Expiration Date, payable at the time of the first interest payment on the Debentures. The Debentures will be issued pursuant to an indenture, to be dated as of November 1, 1994, between the Company and The First National Bank of Chicago, as trustee. See "Description of Debentures".


EXPIRATION DATE; WITHDRAWALS


     The Company will accept for exchange Preferred Stock, validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on November 15, 1994, or if extended by the Company, in its sole discretion, the latest date and time to which extended (the "Expiration Date"). The Exchange Offer will expire on the Expiration Date. Tenders of Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after forty business days after the date of this Prospectus. See "The Exchange Offer -- Withdrawal of Tenders" and "-- Expiration Date; Extensions; Amendments; Termination".


EXTENSIONS, AMENDMENTS AND TERMINATION

     The Company expressly reserves the right to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any Preferred Stock, at any time for any reason, including (without limitation) if fewer than 400,000 shares of Preferred Stock are tendered (which condition may be waived by the Company). See "The Exchange Offer -- Expiration Date; Extensions; Amendments; Termination".

PROCEDURES FOR TENDERING

     Each Holder of the Preferred Stock wishing to accept the Exchange Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and therein, together with any required signature guarantees, and deliver the same to the First Chicago Trust Company of New York, as Exchange Agent, at either of its addresses set forth in "The Exchange Offer -- Exchange Agent and Information Agent" and either (a) certificates for the Preferred Stock must be received by the Exchange Agent at such address or (b) such Preferred Stock must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described herein.

     Holders of Depositary Shares may effect a tender of the underlying Preferred Stock by tendering such Depositary Shares to the Exchange Agent who, as agent for tendering holders, will withdraw such underlying Preferred Stock and tender it in the Exchange Offer. When tendering Depositary Shares, holders must comply with all of the documentation and timing requirements applicable to tenders of Preferred Stock described herein and in the Letter of Transmittal. The Exchange Agent will not withdraw Preferred Stock underlying Depositary Shares tendered in the Exchange Offer unless such Preferred Stock is to be accepted for exchange by the Company. See "The Exchange Offer -- General" and "-- Procedures for Tendering".

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

     Any beneficial owner whose Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Preferred Stock, either make appropriate arrangements to register ownership of the Preferred Stock in such owner's name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering -- Signature Guarantee".

GUARANTEED DELIVERY PROCEDURES

     If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery".

ACCEPTANCE OF SHARES AND DELIVERY OF DEBENTURES

     Upon the terms and subject to the conditions of the Exchange Offer, including the reservation by the Company of the right to withdraw or terminate the Exchange Offer and certain other rights, the Company will accept for exchange shares of Preferred Stock that are properly tendered in the Exchange Offer and not withdrawn prior to the Expiration Date. Subject to such terms and conditions, the Debentures issued pursuant to the Exchange Offer will be issued as of the Issue Date and will be delivered as promptly as practicable following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer" and "-- Expiration Date; Extensions; Amendments; Termination".

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Preferred Stock for Debentures pursuant to the Exchange Offer will be a taxable event. Depending on each exchanging shareholder's particular facts and circumstances, the exchange may be treated as (i) a transaction in which gain or loss will be recognized in an amount equal to the difference between the fair market value of the Debentures received in the exchange and the exchanging shareholder's tax basis in the shares of Preferred Stock surrendered or (ii) a distribution taxable as a dividend in an amount equal to the fair market value of the Debentures received by such exchanging shareholder. See "Certain Federal Income Considerations" and "Certain Federal Tax Considerations for Non-United States Persons".


     In the event an Extension Period occurs, holders of the Debentures would continue under the original issue discount rules to accrue income corresponding to stated interest on the Debentures for United States federal income tax purposes. As a result, a holder ordinarily would include such amounts in gross income in advance of the receipt of cash. A holder that disposes of its Debentures prior to the record date for payment of interest at the end of an Extension Period will not receive cash from the Company related to such interest because such interest will be paid to the holder of record on such record date, regardless of who the holders of record may have been on other dates during the Extension Period. The extent to which such a holder would receive a return on the Debentures for the period it held such Debentures will depend on the market for the Debentures at the time of disposition. In addition, under the original issue discount rules, a holder will, in effect, be required to accrue the difference between the fair market value of the Debentures at the time of the exchange and the stated principal amount as interest income over the term of the Debentures. See "Certain Federal Income Tax Considerations -- Interest and Original Issue Discount on Debentures."


UNTENDERED SHARES


     Holders of Preferred Stock who do not tender their Preferred Stock in the Exchange Offer or whose Preferred Stock is not accepted for exchange (including, without limitation, as a result of the proration referred to below) will continue to hold such Preferred Stock and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto, including without limitation the existing restrictions on transfer under the Securities Act. See "The Exchange Offer -- Listing and Trading of Debentures and Preferred Stock; Transfer Restrictions."


EXCHANGE AGENT AND INFORMATION AGENT


     First Chicago Trust Company of New York has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to D.F. King & Co., Inc., which has been retained by the Company to act as Information Agent for the Exchange Offer. The address and telephone number of the Information Agent are set forth in "The Exchange Offer -- Exchange Agent and Information Agent".


DEALER MANAGERS


     Lehman Brothers and Goldman, Sachs & Co. have been retained as Dealer Managers to solicit exchanges of Preferred Stock for Debentures. Questions with respect to the Exchange Offer may be directed to Lehman Brothers, Equity Syndicate Desk at (800) 524-4462 and to Goldman, Sachs & Co. at (800) 323-5678.

COMPARISON OF DEBENTURES AND PREFERRED STOCK

     The following is a brief summary comparison of certain of the principal terms of the Debentures and the Preferred Stock.


                                        DEBENTURES                            PREFERRED STOCK
                          --------------------------------------   --------------------------------------
Interest/Dividend Rate    6 1/8% annual interest from the Issue    6% annual dividend, payable quarterly
                          Date (6% per annum for the period from   out of funds legally available
                          and including November 1, 1994 through   therefor on February 1, May 1, August
                          the Expiration Date) payable quarterly   1 and November 1 of each year, when,
                          in arrears on February 1, May 1,         as and if declared by the Company's
                          August 1 and November 1 of each year,    Board of Directors. All dividends on
                          commencing February 1, 1995, subject     the Preferred Stock have been paid to
                          to the Company's right to extend the     date and the Company has declared the
                          interest payment period from time to     dividend payable on November 1, 1994
                          time to a period of up to 20             to holders of record on October 14,
                          consecutive calendar quarters, as        1994. In the event dividends are not
                          described herein. At the end of each     paid on a dividend payment date in the
                          Extension Period the Company shall pay   future, holders would not be entitled
                          to the holders all interest then         to receive interest on any dividend
                          accrued and unpaid, together with        arrearages.
                          interest thereon, compounded
                          quarterly, at the rate of interest on
                          the Debentures.
Conversion                Convertible into Common Stock at a       Convertible into Common Stock at a
                          conversion price of $79.00 per share     conversion price of $78.75 per share
                          of Common Stock (equivalent to 12.658    of Common Stock (equivalent to 6.349
                          shares of Common Stock per $1,000        shares of Common Stock per $500
                          principal amount of Debentures           liquidation preference of Preferred
                          converted), subject to adjustment as     Stock converted), subject to
                          described herein.                        adjustment as described herein.
Optional Redemption       Redeemable at the option of the          Redeemable at the option of the
                          Company at any time on or after          Company at any time on or after
                          February 1, 1996, in whole or in part,   February 1, 1996, in whole or in part,
                          initially at a redemption price of       initially at a redemption price of
                          104.2% of the principal amount of the    104.2% of the liquidation preference
                          Debentures redeemed, declining ratably   of the Preferred Stock redeemed,
                          to 100% of the principal amount of the   declining ratably to 100% of the
                          Debentures redeemed from and after       liquidation preference of the
                          February 1, 2003, in each case plus      Preferred Stock redeemed from and
                          accrued and unpaid interest to the       after February 1, 2003, in each case
                          date fixed for redemption.               plus accumulated and unpaid dividends
                                                                   to the date fixed for redemption.
Subordination             Subordinated to all existing and         Subordinate to claims of creditors,
                          future Senior Indebtedness of the        including holders of the Company's
                          Company, and effectively subordinated    outstanding debt securities and the
                          to all obligations of the Company's      Debentures, and effectively
                          subsidiaries, but senior to preferred    subordinated to all obligations of the
                          stock of the Company, including the      Company's subsidiaries, but senior to
                          Preferred Stock, and to the Common       the Common Stock.
                          Stock. On June 30, 1994, approximately
                          $6.6 billion of such Senior
                          Indebtedness and approximately $15.5
                          billion of additional indebtedness,
                          leases and other obligations of the
                          Company's subsidiaries not included in
                          Senior Indebtedness were outstanding.
Voting Rights             None.                                    None, except in certain circumstances.
Transfer Restrictions;    The Debentures and the Common Stock      The Depositary Shares, the Preferred
New York Stock Exchange   issuable upon conversion thereof will    Stock represented thereby and the
  Listing                 be registered under the Securities Act   Common Stock issuable upon conversion
                          and will be transferable to the extent   of such Preferred Stock have not been
                          permitted thereunder. The Debentures     and will not be registered under the
                          have been approved for listing on the    Securities Act and have not been and
                          New York Stock Exchange, subject to      will not be listed on the New York
                          official notice of issuance.             Stock Exchange. The Depositary Shares,
                                                                   the Preferred Stock represented
                                                                   thereby and such Common Stock are
                                                                   subject to certain significant
                                                                   restrictions on their transfer under
                                                                   the Securities Act, and unexchanged
                                                                   Depositary Shares, Preferred Stock and
                                                                   Common Stock issued upon conversion
                                                                   thereof will remain subject to such
                                                                   transfer restrictions.
Dividends Received        Interest will not be eligible for the    Dividends are eligible for the
Deduction                 dividends received deduction for         dividends received deduction for
                          corporate shareholders.                  corporate shareholders.

               SPECIAL CONSIDERATIONS RELATING TO THE DEBENTURES


     Prospective exchanging shareholders should carefully consider, in addition to the other information set forth under "Recent Operating Results and Developments" and elsewhere in this Prospectus, the following:


EXCHANGE OFFER AS TAXABLE EVENT

     The exchange of Preferred Stock for Debentures pursuant to the Exchange Offer will be a taxable event. Depending on each exchanging shareholder's particular facts and circumstances, the exchange may be treated as (i) a transaction in which gain or loss will be recognized in an amount equal to the difference between the fair market value of the Debentures received in the exchange and the exchanging shareholder's tax basis in the shares of Preferred Stock surrendered or (ii) a distribution taxable as a dividend in an amount equal to the fair market value of the Debentures received by such exchanging shareholder. See "Certain Federal Income Tax Considerations" and "Certain Federal Tax Considerations for Non-United States Persons." All holders of Preferred Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the exchange of Preferred Stock.

RIGHT OF COMPANY TO DEFER INTEREST

     So long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, upon prior notice by public announcement given in accordance with New York Stock Exchange rules at any time during the term of the Debentures, to extend the interest payment period from time to time for a period not exceeding 20 consecutive calendar quarters (each, an "Extension Period"). No interest shall be due and payable during an Extension Period, but on the interest payment date occurring at the end of each Extension Period the Company shall pay to the holders of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Debentures, together with interest thereon, compounded quarterly.


     Upon the termination of any Extension Period and the payment of all interest then due, the Company may commence a new Extension Period. After prior notice given by public announcement in accordance with New York Stock Exchange rules, the Company may also prepay at any time all or a portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive calendar quarters each or more numerous shorter Extension Periods) throughout the term of the Debentures. See "Description of Debentures -- Option to Extend Interest Payment Period."



     The Company has no current intention of exercising its right to defer an interest payment period.



POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD



     As described above, the Company has the right to extend an interest payment period from time to time for a period not exceeding 20 consecutive calendar quarters. In the event the Company determines to extend an interest payment period, or in the event the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Debentures is likely to be affected. In addition, as a result of such rights, the market price of the Debentures may be more volatile than other debt instruments with original issue discount that do not have such rights. A holder that disposes of its Debentures during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Debentures. See "Description of Debentures -- Option to Extend Interest Payment Period."



NO CASH PAYMENTS DURING EXTENSION PERIOD TO PAY ACCRUED TAX LIABILITY



     In the event an Extension Period occurs, holders of the Debentures would continue under the original issue discount rules to accrue income corresponding to stated interest on the Debentures for United States federal income tax purposes. As a result, a holder ordinarily would include such amounts in gross income in advance of the receipt of cash. A holder that disposes of its Debentures prior to the record date for payment of interest at the end of an Extension Period will not receive cash from the Company related to such interest because such interest will be paid to the holder of record on such record date, regardless of who the holders of record may have been on other dates during the Extension Period. The extent to which such a holder would receive a return on the Debentures for the period it held such Debentures will depend on the market for the Debentures at the time of disposition. See "Certain Federal Income Tax Considerations -- Interest and Original Issue Discount on Debentures."



ORIGINAL ISSUE DISCOUNT



     Under the original issue discount rules, a holder will, in effect, be required to accrue the difference between the fair market value of the Debentures at the time of the exchange and the stated principal amount as interest income over the term of the Debentures. See "Certain Federal Income Tax Considerations -- Interest and Original Issue Discount on Debentures."



SUBORDINATION OF DEBENTURES



     The Debentures are unsecured obligations of the Company and will be subordinate to all Senior Indebtedness (as defined) of the Company. Because the Company is a holding company that conducts business through its subsidiaries, the Debentures will also be effectively subordinated to all existing and future obligations of the Company's subsidiaries. On June 30, 1994, approximately $6.6 billion of such Senior Indebtedness and approximately $15.5 billion of additional indebtedness, leases and other obligations of the Company's subsidiaries not included in Senior Indebtedness were outstanding. See "Description of Debentures -- Subordination."

                                  THE COMPANY

     The Company was incorporated in 1982 and its principal subsidiary, American, was founded in 1934. The Company's three business units are the Air Transportation Group, The SABRE Group and the AMR Management Services Group.

     The Air Transportation Group includes American's Passenger and Cargo Divisions and AMR Eagle, Inc. American's Passenger Division is one of the largest scheduled passenger airlines in the world. At the end of 1993, American provided scheduled jet service to 106 cities in the U.S. mainland and Hawaii, 28 in Latin America, 14 in Europe and 24 other destinations worldwide, including service to six cities provided through cooperative agreements with other airlines.

     The SABRE Group includes the Company's information technology business. The AMR Management Services Group includes the Company's airline management, aviation services, training, consulting, and investment service activities.

     More detailed descriptions of the Company's three business units, and their recent operating results, are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

                   RECENT OPERATING RESULTS AND DEVELOPMENTS



GENERAL



     The Company incurred aggregate net losses during the period from 1990 through 1993 of $1.325 billion. (See "Selected Consolidated Financial Data".) During 1993, the Company completed a comprehensive review of the competitive realities of its businesses and determined that the Company must change significantly to generate sufficient earnings. The fundamental problems of the airline -- increasing competition from low-cost, low-fare carriers, its inability to reduce labor costs to competitive levels, and the changing values of its customers -- demand new solutions. As an initial response to that need, the Company created and began implementing a new strategic framework known as the Transition Plan. The plan has three parts, each intended to improve the Company's results. First, make the core airline business bigger and stronger where economically justified. Second, and conversely, shrink the airline where it cannot compete profitably. Third, reallocate resources and effort to the growing information and management services businesses, which are more profitable than the airline.



     The Transition Plan recognizes the unfavorable and uncertain economics which characterized the core airline business in recent years, acknowledges the airline cost problem and seeks to maximize the contribution of the Company's more profitable businesses. In 1994, the Company has continued the course of change initiated in 1993 under the Transition Plan. Over the long term, the Company will continue its best efforts to reduce airline costs and to restore the airline operations to profitability. Based upon the success or failure of those efforts, the Company will make ongoing determinations as to the appropriate degree of reallocation of resources from the airline operations to the Company's other businesses, which may include, if the airline cannot be run profitably, the disposition or termination, over the long term, of a substantial part or all of the airline operations.



1994 RESULTS OF OPERATIONS



     The Company recorded net earnings of $146 million ($1.48 per common share, both primary and fully diluted) for the six month period ended June 30, 1994 compared with the net earnings of $25 million ($0.03 loss per common share, both primary and fully diluted) for the same period of 1993. The Company's operating income improved 16.7 percent to $560 million.



     The Company's results for the six months ended June 30, 1994 included a $35 million positive adjustment ($22 million after tax) to passenger revenues produced by a change in the Company's estimate of the usage patterns of miles sold to participating companies in American's AAdvantage frequent flyer program. The results for the six months ended June 30, 1993 included a positive $115 million adjustment ($67 million net of related commission expense and taxes) to passenger revenues for a change in estimate related to certain earned passenger revenues and a $125 million charge ($79 million after tax) for the retirement of 31 McDonnell Douglas DC-10 aircraft.



     The improvement of the Company's results reflected better performance by two of the Company's three business units -- the Air Transportation Group, which includes American's Passenger and Cargo divisions and AMR Eagle, Inc.; and The SABRE Group, which includes AMR's information technology businesses. The Company's third business unit is the Management Services Group, which includes the Company's airline management, aviation services, training, consulting, and investment service activities.



     Air Transportation Group. American's passenger revenues decreased 4.8 percent, $316 million, in the first six months of 1994. Passenger revenue yield per passenger mile decreased 2.3 percent to 13.44 cents in 1994. Excluding the impact of the passenger revenue adjustments mentioned previously, yield would have decreased 1.1 percent. Revenue passenger miles decreased 2.5 percent while available seat miles (ASMs) fell 7.1 percent, resulting in an improvement of 2.9 points in the passenger load factor. As a result, American's passenger revenue per ASM increased by 2.4 percent.



     The decrease in American's ASMs is the result of retiring 71 aircraft (31 McDonnell Douglas DC-10 and 40 Boeing 727 aircraft) and subleasing two McDonnell Douglas MD-11 aircraft, partially offset by the addition of 35 new aircraft (24 Fokker F100, seven Boeing 757, and four Boeing 767 aircraft) since June 30, 1993.

     For the first six months of 1994 compared to the same period in 1993, American's domestic traffic decreased 4.1 percent on capacity reductions of 7.8 percent and international traffic grew 1.7 percent on a capacity reduction of
5.0 percent. The change in international traffic was driven by an 8.8 percent growth in Latin America with capacity growth of 0.4 percent, offset by a 4.5 percent decrease in traffic to Europe primarily driven by a capacity reduction of 10.9 percent.



     Passenger revenues of the AMR Eagle carriers increased 12.5 percent, $43 million, primarily due to the expansion of regional operations into larger markets. Traffic on the AMR Eagle carriers increased 21.0 percent, while capacity grew 14.3 percent.



     Cargo revenues increased 1.6 percent, $5 million, driven by a 7.2 percent increase in American's domestic and international cargo volumes, partially offset by a decrease in yields of 4.4 percent brought about by strong price competition resulting from excess industry capacity.



     American's capacity or ASMs decreased 7.1 percent in the first six months of 1994 primarily as a result of the fleet changes mentioned previously. Air Transportation Group's operating expenses decreased 3.8 percent, $278 million. Because capacity decreased more rapidly than expenses, American's passenger division cost per ASM increased by 2.0 percent to 8.51 cents. Wages, salaries and benefits rose 0.9 percent, $21 million, due primarily to salary adjustments for existing employees, partially offset by a 3.8 percent reduction in the average number of equivalent employees. Aircraft fuel expense decreased 19.3 percent, $187 million, due to an 11.8 percent decrease in American's average price per gallon, combined with a 9.1 percent decrease in gallons consumed by American. Commissions to agents decreased 6.5 percent, $46 million, due principally to decreased passenger revenues. New aircraft acquisitions and other capital improvements, raised depreciation and amortization costs 7.3 percent, $36 million. Other operating expenses, consisting of aircraft rentals, other rentals and landing fees, food service costs, maintenance costs and other miscellaneous operating expenses decreased 3.9 percent, $102 million, primarily due to lower maintenance costs as a result of retiring older jet aircraft from the fleet and increased operating efficiencies. In addition, food costs and landing fees fell as a result of declines in traffic and capacity, respectively.



     The SABRE Group. Revenues for The SABRE Group increased 14.3 percent, $97 million, primarily due to increased booking fee revenues resulting from growth in booking volumes, increases in average fees per booking collected from participating vendors and the introduction of a premium product. Wages, salaries and benefits increased 19.1 percent, $39 million, due to wage and salary increases and a 7.3 percent increase in the average number of equivalent employees. Other operating expenses increased 2.6 percent, $6 million, due to higher incentive payments to travel agents partially offset by a decrease in maintenance costs on computer equipment.



     AMR Management Services Group. Revenues for the AMR Management Services Group increased 22.3 percent, $47 million. AMR Services' revenues increased 20.5 percent to $165 million, primarily as a result of strong domestic fuel and deicing service sales, expansion of European operations, and the acquisition of an additional domestic fixed-base operator in November 1993. Americas Ground Services, which began operations in the second quarter of 1993, contributed $13 million in revenues. Revenues of AMR Training and Consulting Group, which began operations in the first quarter of 1993, increased by approximately $14 million in the first six months of 1994. Wages, salaries and benefits increased 56.0 percent, $28 million, due primarily to a 38.5 percent increase in the average number of equivalent employees. Other operating expenses increased 12.1 percent, $17 million, due primarily to the startup of operations for Americas Ground Services and AMR Training and Consulting Group and the expansion of AMR Services.



RECENT DEVELOPMENTS



     In November 1993, American endured a five-day strike by its flight attendants' union; the strike ended when both sides agreed to binding arbitration. The arbitration process is expected to be complex and will likely not be decided for several months. While the ultimate outcome is uncertain, the new contract will likely result in higher unit labor costs.


     American's labor contract with its pilots' union became amendable on August 31, 1994. The Company and the union leadership have commenced negotiations. The ultimate outcome of these negotiations cannot be estimated at this time.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS


     The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol AMR. The following table sets forth, for the calendar periods indicated, the high and low closing sales prices per share of the Common Stock as reported on the NYSE Composite Tape. The last reported sale price of the Common Stock on the NYSE on October 12, 1994 was $51 per share.



                                                                           HIGH       LOW
                                                                           -----     -----
    1991
      1st Quarter........................................................ $62 1/4   $44 3/8
      2nd Quarter........................................................  67 3/4    57 1/4
      3rd Quarter........................................................  66 1/2    55 7/8
      4th Quarter........................................................  70 1/2    54 3/4
    1992
      1st Quarter........................................................ $79 1/4   $69 3/8
      2nd Quarter........................................................  73        61 6/8
      3rd Quarter........................................................  66 7/8    55 1/4
      4th Quarter........................................................  67 1/2    55
    1993
      1st Quarter........................................................ $69 5/8   $55 5/8
      2nd Quarter........................................................  72 5/8    60 1/2
      3rd Quarter........................................................  67 5/8    59 5/8
      4th Quarter........................................................  71 3/4    63 7/8
    1994
      1st Quarter........................................................ $71 3/4   $56 1/2
      2nd Quarter........................................................  60 3/4    52 1/4
      3rd Quarter........................................................  62 7/8    50 3/4
      4th Quarter (through October 12, 1994).............................  51 3/4    48 1/8



     On February 13, 1986, the Board of Directors of the Company declared a dividend of one Right for each outstanding share of the Common Stock to stockholders of record on February 24, 1986. See "Description of Rights and Junior Preferred Stock." Except for such dividend, no dividends have been paid on the Common Stock and, prior to October 1, 1982 (the date as of which the Company became the parent of American), no dividends had been paid on the common stock of American after the first quarter of 1980.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated. Earnings represent consolidated earnings (loss) before income taxes and the cumulative effect of accounting changes and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor. The preferred stock dividend requirements were assumed to be equal to the pre-tax earnings that would be required to cover such dividend requirements. The amount of such pre-tax earnings required to cover preferred stock dividends was computed using the Company's effective tax rate for the applicable year. During 1989, the Company redeemed all the outstanding shares of no par preferred auction rate stock issued in 1987. The Company had no preferred stock outstanding from the end of 1989 until the issuance of the Preferred Stock in 1993.

                                                                                           SIX MONTHS
                                                                                              ENDED
                                                           YEAR ENDED DECEMBER 31,          JUNE 30,
                                                       --------------------------------   -------------
                                                       1989   1990   1991   1992   1993   1993     1994
                                                       ----   ----   ----   ----   ----   ----     ----
Ratio of earnings to combined fixed charges and
  preferred stock dividends..........................  2.11   (a)    (a)    (a)    (a)    (a)      1.26
                                                       ====   ====   ====   ====   ====   ====     ====

- ---------------

(a) Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $150 million for the year ended December 31, 1990; by $499 million for the year ended December 31, 1991; by $798 million for the year ended December 31, 1992; by $224 million for the year ended December 31, 1993; and by $34 million for the six months ended June 30, 1993.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at June 30, 1994 and as adjusted to give effect to the Exchange Offer (assuming that 50% and 100% of the outstanding shares of the Preferred Stock are exchanged). The financial data at June 30, 1994 in the following table are derived from the Company's unaudited financial statements for the quarter ended June 30, 1994.


                                                                           AS ADJUSTED ASSUMING
                                                            JUNE 30,   ----------------------------
                                                              1994     50% EXCHANGE   100% EXCHANGE
                                                            --------   ------------   -------------
                                                                         (IN MILLIONS)
INDEBTEDNESS(1)
  Current maturities of long-term debt....................  $     61     $     61        $    61
  Current obligations under capital leases................       128          128            128
  Long-term debt, less current maturities.................     5,441        5,441          5,441
  Obligations under capital leases, less current
     obligations..........................................     2,269        2,269          2,269
  Debentures(2)...........................................        --          550          1,100
                                                            --------   ------------   -------------
          Total Indebtedness..............................     7,899        8,449          8,999
                                                            --------   ------------   -------------
STOCKHOLDERS' EQUITY(1)
  Series A Cumulative Convertible Preferred Stock.........     1,081          541              0
  Common stock-76 million shares issued and outstanding...        76           76             76
  Additional paid-in capital..............................     2,038        2,028          2,019
  Retained earnings.......................................     1,204        1,204          1,204
                                                            --------   ------------   -------------
          Total Stockholders' Equity......................     4,399        3,849          3,299
                                                            --------   ------------   -------------
          Total Capitalization............................  $ 12,298     $ 12,298        $12,298
                                                             =======   ==========     ===========


- ---------------

(1) For additional information regarding obligations under capital leases, long-term debt (including repayment requirements), Preferred Stock, Common Stock and retained earnings, see notes 4, 5, 6, 8 and 9 to the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993. See "Incorporation of Certain Documents by Reference".

(2) The amounts shown for the Debentures are based on their aggregate principal amount. After the consummation of the Exchange Offer, the amounts shown for the Debentures on the consolidated financial statements of the Company will be based on the fair market value of the Debentures at the time of their issuance, which is expected to be less than such aggregate principal amount.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data in the table below for each of the five years in the period ended December 31, 1993 have been derived from audited consolidated financial statements of the Company previously filed with the Commission. The selected consolidated financial data in the table below as of June 30, 1994 and for the six months ended June 30, 1993 and 1994 are unaudited but in the opinion of management include all adjustments necessary for a fair presentation. The following information should be read in conjunction with the consolidated financial statements and related notes of the Company included, or incorporated by reference, in its reports filed under the Exchange Act that are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                                                                                        SIX MONTHS
                                                                                           ENDED
                                                YEAR ENDED DECEMBER 31,                  JUNE 30,
                                    -----------------------------------------------   ---------------
                                     1989      1990      1991     1992(1)    1993      1993     1994
                                    -------   -------   -------   -------   -------   ------   ------
                                                  (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
SELECTED CONSOLIDATED OPERATING
  DATA(2):
Total operating revenues..........  $10,480   $11,720   $12,887   $14,396   $15,816   $8,026   $7,909
Total operating expenses..........    9,736    11,596    12,882    14,421    15,126    7,546    7,349
Operating income (loss)...........      744       124         5       (25)      690      480      560
Earnings (loss) before
  extraordinary loss and
  cumulative effect of accounting
  changes.........................      455       (40)     (240)     (475)      (96)      25      146
Earnings (loss) before cumulative
  effect of accounting changes....      455       (40)     (240)     (475)     (110)      25      146
Net earnings (loss)...............      455       (40)     (240)     (935)     (110)      25      146
Earnings (loss) per common share
  before extraordinary loss and
  cumulative effect of accounting
  changes:
  Primary.........................     7.16     (0.64)    (3.54)    (6.35)    (2.05)   (0.03)    1.48
  Fully diluted...................     7.15     (0.64)    (3.54)    (6.35)    (2.05)   (0.03)    1.48
Net earnings (loss) per common
  share:
  Primary.........................     7.16     (0.64)    (3.54)   (12.49)    (2.23)   (0.03)    1.48
  Fully diluted...................     7.15     (0.64)    (3.54)   (12.49)    (2.23)   (0.03)    1.48


                                                            DECEMBER 31,
                                        -----------------------------------------------------   JUNE 30,
                                         1989      1990      1991        1992(1)       1993       1994
                                        -------   -------   -------   -------------   -------   --------
                                                    (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
SELECTED CONSOLIDATED BALANCE SHEET
  DATA(2):
Total assets..........................  $10,877   $13,354   $16,208      $18,706      $19,326   $ 19,867
Long-term debt, less current
  maturities..........................      809     1,674     3,951        5,643        5,431      5,441
Obligations under capital leases, less
  current obligations.................    1,497     1,598     1,928        2,195        2,123      2,269
Obligation for postretirement
  benefits............................       --        --        --        1,006        1,090      1,058
Preferred stock.......................       --        --        --           --        1,081      1,081
Common stock and other stockholders'
  equity..............................    3,766     3,727     3,794        3,349        3,195      3,318
Common shares outstanding at end of
  period..............................       62        62        68           75           76         76
Book value per common share...........    60.50     59.82     55.50        44.41        42.17      43.74


- ---------------
(1) Effective January 1, 1992, the Company adopted Statements of Financial Accounting Standards No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions," and No. 109, "Accounting for Income Taxes."

(2) No dividends were declared on common shares during any of the periods above.

                               THE EXCHANGE OFFER

GENERAL

     Participation in the Exchange Offer is voluntary and Holders (as defined below) should carefully consider whether to accept. Neither the Board of Directors nor the Company makes any recommendation to Holders as to whether to tender or refrain from tendering in the Exchange Offer. Holders of the Preferred Stock are urged to consult their financial and tax advisors in making their own decisions on what action to take in light of their own particular circumstances.


     Unless the context otherwise requires, all references in this section and throughout this Prospectus to Preferred Stock shall include Preferred Stock represented by Depositary Shares. Holders of Depositary Shares may effect tenders of the underlying Preferred Stock in the Exchange Offer by tendering such Depositary Shares to the Exchange Agent who, as agent for such tendering Holders, will withdraw such underlying Preferred Stock and tender it in the Exchange Offer. When tendering Depositary Shares, Holders must comply with all of the documentation and timing requirements applicable to tenders of Preferred Stock described herein and in the Letter of Transmittal. The Exchange Agent will not withdraw Preferred Stock underlying Depositary Shares tendered in the Exchange Offer unless such Preferred Stock is to be accepted for exchange by the Company. See " -- Procedures for Tendering". Unless the context requires otherwise, the term "Holder" with respect to the Exchange Offer means (i) any person in whose name any Preferred Stock or Depositary Shares are registered on the books of the Company or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Preferred Stock or Depositary Shares are held of record by The Depository Trust Company ("DTC") who desires to deliver such Preferred Stock by book-entry transfer at DTC. All references herein and in the Letter of Transmittal to registered holders of Preferred Stock shall, in the case of Preferred Stock represented by Depositary Shares, be deemed references to the registered holder of such Depositary Shares.


PURPOSE OF THE EXCHANGE OFFER

     The principal purpose of the Exchange Offer is to improve the Company's after-tax cash flow by replacing the Preferred Stock with the Debentures. The potential cash flow benefit to the Company arises because interest payable on the Debentures (whether paid currently or deferred under the terms of the Debentures) should be deductible by the Company as it accrues for federal income tax purposes, while dividends payable on the Preferred Stock are not deductible. The extent of this cash flow benefit, however, cannot be predicted because it depends upon the number of shares of Preferred Stock exchanged pursuant to the Exchange Offer and upon the Company's federal income tax position in any year. Neither the Company's ability to defer interest payments on the Debentures nor the lack of voting rights on the part of holders of the Debentures is a purpose of the Company in making the Exchange Offer.

     Except as described herein, the Company has no present plans or intention to make any acquisitions of or offers for the Preferred Stock. However, if any shares of Preferred Stock remain outstanding after the expiration of the Exchange Offer, the Company will continue to monitor the market for the Preferred Stock and reserves the right, in its sole discretion, to acquire and to make offers for Preferred Stock subsequent to the Expiration Date for cash or in exchange for other securities, by optional redemption or otherwise. The terms of any such acquisitions or offers may differ from the terms of the Exchange Offer. Such acquisitions or offers, if any, would depend upon, among other things, the price and availability of such shares and the Company's tax position.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Company will exchange up to $1,100,000,000 aggregate principal amount of Debentures for up to all of the outstanding shares of Preferred Stock. The Debentures are offered in minimum denominations of $1,000 and integral multiples thereof, and the Preferred Stock has a liquidation preference of $500 per share. Consequently, the Exchange Offer will be effected on a basis of $1,000 principal amount of Debentures for every two

(2) shares of Preferred Stock validly tendered and accepted for exchange. The Company will pay cash to tendering Holders of Preferred Stock in lieu of issuing Debentures with a principal amount of less than $1,000. Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Company will accept Preferred Stock validly tendered and not withdrawn as promptly as practicable after the Expiration Date unless the Exchange Offer has been withdrawn or terminated. The Company will not accept Preferred Stock for exchange prior to the Expiration Date. The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Preferred Stock tendered under the Exchange Offer or the exchange of the Debentures for the Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Exchange Offer or return the Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer), or to withdraw or terminate the Exchange Offer and not accept any Preferred Stock at any time for any reason. In all cases, except to the extent waived by the Company, delivery of Debentures in exchange for the Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Preferred Stock (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.


     As of October 12, 1994, there were 2,200,000 shares of Preferred Stock outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders as of October 12, 1994.


     The Company shall be deemed to have accepted validly tendered Preferred Stock (or defectively tendered Preferred Stock with respect to which the Company has waived such defect) when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Debentures from the Company and remitting such Debentures to tendering Holders. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Debentures in exchange for Preferred Stock will be made as promptly as practicable after the Expiration Date.


     If any tendered Preferred Stock is not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Preferred Stock will be returned, without expense, to the tendering Holder thereof (or in the case of Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such Preferred Stock will be credited to an account maintained at DTC designated by the participant therein who so delivered such Preferred Stock), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.


     Holders of Preferred Stock will not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware (the "DGCL") in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     Holders who tender Preferred Stock in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Preferred Stock pursuant to the Exchange Offer. See "-- Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION


     The Exchange Offer will expire on the Expiration Date. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on November 15, 1994, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     The Company reserves the right to extend the Exchange Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow

Jones News Service. During any extension of the Exchange Offer, all Preferred Stock previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.

     The Company expressly reserves the right to (i) amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any Preferred Stock, at any time for any reason, including (without limitation) if fewer than 400,000 shares of Preferred Stock are tendered (which condition may be waived by the Company). If the Company makes a material change in the terms of the Exchange Offer or if it waives a material condition of the Exchange Offer, the Company will extend the Exchange Offer. The minimum period for which the Exchange Offer will be extended following a material change or waiver, other than a change in the amount of Preferred Stock sought for exchange, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the amount of Preferred Stock sought, the offer will be extended for a minimum of ten business days following public announcement of such change. Any withdrawal or termination of the Exchange Offer will be followed as promptly as practicable by public announcement thereof. In the event the Company withdraws or terminates the Exchange Offer, it will give immediate notice to the Exchange Agent, and all Preferred Stock theretofore tendered pursuant to the Exchange Offer will be returned promptly to the tendering Holders thereof. See " -- Withdrawal of Tenders".

ACCUMULATED DIVIDENDS AND INTEREST ON DEBENTURES


     The Debentures will bear interest at an annual rate of 6 1/8% from the first day following the Expiration Date (the "Issue Date") or from the most recent interest payment date to which interest has been paid or duly provided for. The dividend on the Preferred Stock payable on November 1, 1994 will be payable to shareholders of record on October 14, 1994, regardless of when shares of the Preferred Stock are tendered pursuant to the Exchange Offer. Dividends accumulated after November 1, 1994 will not be paid on Preferred Stock accepted for exchange in the Exchange Offer. In lieu thereof, holders of Debentures will be entitled to interest at a rate of 6% per annum (equal to the stated dividend rate on the Preferred Stock) from November 1, 1994 through the Expiration Date, payable at the time of the first interest payment on the Debentures. See "Description of Debentures -- Interest".


PROCEDURES FOR TENDERING

     The tender of Preferred Stock by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Each Holder of the Preferred Stock wishing to accept the Exchange Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and therein, together with any required signature guarantees, and deliver the same to the Exchange Agent, at either of its addresses set forth in "-- Exchange Agent and Information Agent" and either (a) certificates for the Preferred Stock must be received by the Exchange Agent at such address or (b) such Preferred Stock must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described below.

     LETTERS OF TRANSMITTAL, PREFERRED STOCK AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE COMPANY, THE DEALER MANAGERS OR THE INFORMATION AGENT.

     Signature Guarantees. If tendered Preferred Stock is registered in the name of the signer of the Letter of Transmittal and the Debentures to be issued in exchange therefor are to be issued (and any untendered Preferred Stock is to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Preferred Stock), the signature of such signer need not be guaranteed. If the tendered Preferred Stock is registered in the name of someone other than the signer of the Letter of Transmittal, such tendered Preferred Stock must be endorsed or accompanied by written instruments of transfer in form satisfactory to the

Company and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or The New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Debentures and/or Preferred Stock not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Preferred Stock, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution. Any beneficial owner whose Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Preferred Stock, either make appropriate arrangements to register ownership of the Preferred Stock in such owner's name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     THE METHOD OF DELIVERY OF PREFERRED STOCK AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PRIOR INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.


     Book-Entry Transfer. The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Preferred Stock at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Preferred Stock by causing DTC to transfer such Preferred Stock into the Exchange Agent's account with respect to the Preferred Stock in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Preferred Stock so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Preferred Stock into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Preferred Stock that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.



     Guaranteed Delivery. If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Preferred Stock is registered and, if the Preferred Stock is held in certificated form, the certificate number of the Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within five NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Preferred Stock in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Preferred Stock into the Exchange Agent's account at DTC, will be delivered by such Eligible Institution. Unless the Preferred Stock being tendered by the above-described method is deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Preferred Stock into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures is received, the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

     Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Preferred Stock will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any Preferred Stock, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the Instructions in the Letter of Transmittal) will be final and binding. None of the Company, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of Preferred Stock involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Preferred Stock received by the Exchange Agent that is not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such Preferred Stock will be credited to an account maintained at DTC designated by the participant therein who so delivered such Preferred Stock), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Preferred Stock for exchange (the "Transferor") exchanges, assigns and transfers the Preferred Stock to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Preferred Stock to be assigned, transferred and exchanged. The Transferor specifically authorizes the Exchange Agent to withdraw under the Deposit Agreement the Preferred Stock underlying any tendered Depositary Shares, and to tender such underlying Preferred Stock in the Exchange Offer. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Preferred Stock and to acquire Debentures issuable upon the exchange of such tendered Preferred Stock, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Preferred Stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Preferred Stock or transfer ownership of such Preferred Stock on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

     Tenders of Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after 40 business days after the date of this Prospectus.

     To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at the address set forth in the Letter of Transmittal. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Preferred Stock to be withdrawn, (ii) if the Preferred Stock is held in certificated form, the certificate numbers of the Preferred Stock to be withdrawn, (iii) that such Holder is withdrawing his election to have such Preferred Stock exchanged, and (iv) the name of the registered Holder of such Preferred Stock, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Preferred Stock being withdrawn. The Exchange Agent will return the properly withdrawn Preferred Stock promptly following receipt of notice of withdrawal. If Preferred Stock has been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Preferred Stock and otherwise comply with DTC's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties. Withdrawals of tenders of Preferred Stock may not be rescinded and any Preferred Stock withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn Preferred Stock, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering."


EXCHANGE AGENT AND INFORMATION AGENT

     First Chicago Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer.

                              The Exchange Agent:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

        By Hand or Overnight Courier:                            By Mail:
             Tenders & Exchanges                           Tenders & Exchanges
              Suite 4680 -- AMR                       P.O. Box 2565, Mail Suite 4660
          14 Wall Street, 8th Floor                     Jersey City, NJ 07303-2565
              New York, NY 10005

                                 By Facsimile:
                        (For Eligible Institutions Only)
                        (201) 222-4720 or (201) 222-4721

         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                 (201) 222-4707

     D.F. King & Co., Inc. has been retained by the Company as the Information Agent to assist in connection with the Exchange Offer. Questions and requests for assistance regarding the Exchange Offer, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent at 77 Water Street, New York, New York 10005, telephone (800) 347-7869.

     The Company will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS

     Lehman Brothers and Goldman, Sachs & Co., as Dealer Managers, have agreed to solicit exchanges of Preferred Stock for Debentures. The Company will pay each Dealer Manager a fee that is dependent on the number of shares of Preferred Stock accepted pursuant to the Exchange Offer. The maximum fee payable is approximately $6,875,000. The Company will also reimburse the Dealer Managers for certain reasonable out-of-pocket expenses in connection with the Exchange Offer and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. Additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

LISTING AND TRADING OF DEBENTURES AND PREFERRED STOCK; TRANSFER RESTRICTIONS


     There has not previously been any public market for the Debentures. While the Debentures have been approved for listing on the NYSE subject to official notice of issuance, there can be no assurance that an active market for the Debentures will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to the Company that they intend to make a market in the Debentures as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debentures.


     The Depositary Shares, the Preferred Stock represented thereby and the Common Stock issuable upon conversion of such Preferred Stock have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Depositary Shares, such Preferred Stock and such Common Stock are subject to restrictions on their transfer designed to ensure compliance with the requirements of the Securities Act and, upon consummation of the Exchange Offer, will continue to be subject to such existing restrictions upon transfer. Holders of Preferred Stock who do not tender their Preferred Stock in the Exchange Offer or whose Preferred Stock is not accepted for exchange will continue to hold such Preferred Stock and will be entitled to all the rights and preferences, and will be subject to all of the limitations applicable thereto. See "Description of Preferred Stock." Moreover, to the extent that Preferred Stock is tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Preferred Stock could be adversely affected.

TRANSACTIONS AND ARRANGEMENTS CONCERNING THE PREFERRED STOCK

     Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Exchange Offer between the Company or any of its directors or executive officers and any person with respect to any securities of the Company, including the Debentures, the Depositary Shares, the Preferred Stock and the Common Stock issuable upon conversion thereof.

FEES AND EXPENSES; TRANSFER TAXES


     The expenses of soliciting tenders of the Preferred Stock will be borne by the Company. For compensation to be paid to the Dealer Managers see "-- Dealer Managers." The total cash expenditures to be incurred by the Company in connection with the Exchange Offer, other than fees payable to the Dealer Managers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent and the Trustee under the Indenture, are estimated to be approximately $1,185,000.


     The Company will pay all transfer taxes, if any, applicable to the exchange of Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing Debentures, or shares of Preferred Stock not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Preferred Stock tendered or if a transfer tax is imposed for any reason other than the exchange of Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                           DESCRIPTION OF DEBENTURES

GENERAL

     The Debentures are to be issued under an Indenture (the "Indenture"), to be dated as of November 1, 1994, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The following statements with respect to the Debentures are summaries and are subject to the detailed provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Indenture, a copy of the form of which has been filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debentures and the Indenture, including the definitions therein of certain terms capitalized and not otherwise defined in this Prospectus. Wherever references are made to particular provisions of the Indenture or terms defined therein, such provisions or definitions are incorporated by reference as part of the statements made and such statements are qualified in their entirety by such references.

     The Debentures will be unsecured, subordinated obligations of the Company, will be limited in aggregate principal amount to the aggregate principal amount of Debentures issued in the Exchange Offer and will mature on November 1, 2024. The Debentures will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

     Debentures will be transferable or exchangeable at the agency of the Company maintained for such purpose in The City of New York (which, unless changed, shall be a corporate trust office or agency of the Trustee). Debentures may be transferred or exchanged without service charge, other than any tax or governmental charge imposed in connection therewith. (Section 3.5 of the Indenture.)

INTEREST


     The Debentures will mature on November 1, 2024 and will bear interest at an annual rate of 6 1/8% from the Issue Date or from the most recent interest payment date to which interest has been paid or duly provided for. In addition, holders of the Debentures will be entitled to interest at a rate of 6% per annum from November 1, 1994 through the Expiration Date, in lieu of dividends accumulating after November 1, 1994 on their Preferred Stock accepted for exchange, payable at the time of the first interest payment on the Debentures. Interest will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year commencing February 1, 1995, provided that so long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, upon prior notice by public announcement given in accordance with NYSE rules at any time during the term of the Debentures, to extend the interest payment period from time to time for a period not exceeding 20 consecutive calendar quarters (each, an "Extension Period"). Interest will continue to accrue on the Debentures during an Extension Period and will compound quarterly, at the rate specified for the Debentures, to the extent permitted by applicable law. See "-- Option to Extend Interest Payment Period." Interest payable on any Debenture that is punctually paid or duly provided for on any Interest Payment Date shall be paid to the person in whose name such Debenture is registered at the close of business on the January 15, April 15, July 15 or October 15, respectively, preceding such Interest Payment Date (each, a "Record Date"). Interest will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. If any date on which interest is payable on the Debentures is not a Business Day, the payment of interest due on such date may be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay). A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York or in Fort Worth, Texas are authorized or required by law to close. (Section 3.1 of the Indenture.)


     Payments in respect of the Debentures will be made at the office or agency of the Company maintained for that purpose in The City of New York (which, unless changed, shall be a corporate trust office or agency of the Trustee). However, at the option of the Company, payments on the Debentures may be made
(i) by checks mailed by the Trustee to the Holders entitled thereto at their registered addresses or (ii) by wire transfers to accounts maintained by the Holders entitled thereto as specified in the Register, provided that, in either case, the payment of principal with respect to any Debenture will be made only upon surrender of such Debenture to the Trustee. Interest payable on any Debenture that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Debenture is registered on the relevant Record Date, and such defaulted interest will instead be payable to the person in whose name such Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Debentures on such Interest Payment Date. (Section 3.7 of the Indenture.)


     In the event the Company fails at any time to make any payment of interest, principal or premium on the Debentures when due (after giving effect to any grace period for payment thereof as described in "-- Events of Default, Notice and Certain Rights on Default") or the Company exercises its option to extend the interest payment period for an Extension Period as described in "-- Option to Extend Interest Payment Period", the Company will not, until all defaulted interest on the Debentures and all interest accrued on the Debentures during an Extension Period and all principal and premium, if any, then due and payable on the Debentures shall have been paid in full, (i) declare, set aside or pay any dividend or distribution on any capital stock of the Company, including the Preferred Stock and the Common Stock, except for dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, or (ii) repurchase, redeem or otherwise acquire, or make any sinking fund payment for the purchase or redemption of, any shares of its capital stock (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries); provided, however, that any moneys deposited in any sinking fund with respect to any preferred stock of the Company in compliance with the provisions of such sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision. (Section 9.7 of the Indenture.)


OPTION TO EXTEND INTEREST PAYMENT PERIOD


     So long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, upon prior notice by public announcement given in accordance with NYSE rules at any time during the term of the Debentures, prior to an Interest Payment Date as provided below, to extend the interest payment period from time to time to another Interest Payment Date by one or more quarterly periods, not to exceed 20 consecutive calendar quarters from the last Interest Payment Date to which interest was paid in full (each, an "Extension Period"). No interest shall be due and payable during an Extension Period, but on the Interest Payment Date occurring at the end of each Extension Period the Company shall pay to the holders of record on the Record Date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Debentures, together with interest thereon. Interest will continue to accrue on the Debentures during an Extension Period and will compound quarterly, at the rate specified for the Debentures, to the extent permitted by applicable law. Prior to the termination of any Extension Period, the Company may pay all or any portion of the interest accrued on the Debentures on any Interest Payment Date to holders of record on the Record Date for such Interest Payment Date or from time to time further extend the interest payment period, provided that any such Extension Period together with all such previous and further extensions thereof may not exceed 20 calendar quarters. If the Company shall elect to pay all of the interest accrued on the Debentures on an Interest Payment Date during an Extension Period, such Extension Period shall automatically terminate on such Interest Payment Date. Upon the termination of any Extension Period and the payment of all amounts of interest then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive calendar quarters each or more numerous shorter Extension Periods) throughout the term of the Debentures. The Company has no current intention of exercising its right to defer an interest payment period. However, in the event the Company determines to extend an interest payment period, or in the event the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Debentures is likely to be affected. In addition, as a result of such rights, the market price of the Debentures may be more volatile than other debt instruments with original issue discount that do not have such rights. A holder that disposes of its Debentures during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Debentures.



     The Company shall cause the Trustee to give holders of the Debentures prior notice, by public announcement given in accordance with NYSE rules and by mail to all such holders, of (i) the Company's election to initiate an Extension Period and the duration thereof, (ii) the Company's election to extend any Extension Period beyond the Interest Payment Date on which such Extension Period is then scheduled to terminate and the duration of such extension and (iii) the Company's election to make a full or partial payment of interest accrued on the Debentures on any Interest Payment Date during any Extension Period and the amount of such payment. In no event shall such notice be given less than five Business Days prior to the January 15, April 15, July 15 or October 15 next preceding the applicable Interest Payment Date. (Section 3.1 of the Indenture.)


SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the Debentures will be subordinated to the extent set forth in the Indenture to the prior payment in full of amounts then due on all Senior Indebtedness (as defined below). No payments or distributions, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the same extent as the Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) on account of principal of, premium, if any, or interest on the Debentures may be made by the Company unless full payment of all amounts then due on Senior Indebtedness has been made or provided for in money or money's worth. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the same extent as the Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under such plan of reorganization or readjustment) to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth, before the holders of the Debentures or the Trustee shall be entitled to retain any assets so paid or distributed (other than the securities described in the first parenthetical of this sentence) in respect of the Debentures (for principal or interest) or of the Indenture. (Article XI of the Indenture.)

     The term "Senior Indebtedness" of the Company means each of the following, unless the agreement, instrument or lease evidencing the same expressly provides that it is not senior in right of payment to the Debentures: (1) any Payment Obligation (as defined) of the Company in respect of any indebtedness, directly or indirectly, created, incurred or assumed for borrowed money or in connection with the acquisition of any business, property or asset (including securities), other than any account payable or other indebtedness created, incurred or assumed in the ordinary course of business in connection with the obtaining of materials or services; (2) any Payment Obligation of the Company in respect of any lease that would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease;
(3) any Payment Obligation of the Company in respect of any interest rate exchange agreement, currency exchange agreement or similar agreement that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof; (4) any Payment Obligation of the Company in respect of any agreement relating to the lease (including a sale and leaseback) of real or personal property that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof; (5) any Payment Obligation of any Subsidiary (as defined in the Indenture) or of others of the kind described in the preceding clauses (1) through (4) assumed or guaranteed by the Company or for which the Company is otherwise responsible or liable; and (6) any amendment, renewal, extension or refunding of any of the foregoing Payment Obligations. However, Senior Indebtedness does not include the Company's obligations in respect of the 5 1/4% Subordinated Debentures due 1998 issued by American and for which the Company and American are jointly and severally liable. The Company's obligations in respect of such 5 1/4% Subordinated Debentures are equal in rank to the Company's obligations to pay principal of, premium, if any, and interest on the Debentures. (Article XI of the Indenture.)


     The term "Payment Obligation", when used with respect to Senior Indebtedness, means an obligation stated in an agreement, instrument or lease to pay money (whether for principal, premium, interest, sinking fund, periodic rent, stipulated value, termination value, liquidated damages or otherwise), but excludes an obligation to pay money in respect of fees (including, without limitation, availability, commitment and similar fees) of, or as payment or reimbursement for expenses (including, without limitation, legal, accounting and ordinary out-of-pocket expenses) incurred by or on behalf of, or as indemnity for losses, damages, taxes or other indemnity claims of any kind owed to, any holder of Senior Indebtedness or other party to such agreement, instrument or lease.

     By reason of the subordination described herein, in the event of the distribution of assets upon insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Debentures may recover less, ratably, than holders of Senior Indebtedness, and may recover more, ratably, than holders of the Debentures. Moreover, upon any distribution of the assets of the Company, the holders of the Debentures are required to pay over their share of such distribution to the holders of Senior Indebtedness to the extent necessary to pay all holders of Senior Indebtedness in full.


     On June 30, 1994 approximately $6.6 billion of Senior Indebtedness was outstanding. The calculation of the amount of Senior Indebtedness assumes that the Company is primarily obligated for the present value of future minimum lease payments under operating leases guaranteed by the Company but does not include other contingent obligations such as stipulated values or liquidated damages. There is no restriction under the Indenture on the creation of additional indebtedness, including Senior Indebtedness, by the Company, including indebtedness owed by the Company to American and its other subsidiaries.



     Because the Company is a holding company that conducts business through its subsidiaries, the Debentures are effectively subordinated to all existing and future obligations of the Company's subsidiaries, including American. Any right of the Company to participate in any distribution of the assets of any of the Company's subsidiaries, including American, upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the holders of the Debentures to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred stockholders of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. On June 30, 1994, approximately $15.5 billion of indebtedness, leases and other obligations (including trade payables) of the Company's subsidiaries not included in the definition of Senior Indebtedness was outstanding.


     Because the Company is a holding company, the Company's cash flow and consequent ability to meet its debt obligations are primarily dependent upon the earnings of its subsidiaries, particularly American, and on dividends and other payments therefrom. The Company's subsidiaries are not obligated or required to pay any amounts due pursuant to the Debentures or to make funds available therefor in the form of dividends or advances to the Company. In addition, certain debt and credit facility agreements of American contain certain restrictive covenants, including a cash flow coverage test, a minimum net worth requirement and limitations on indebtedness and the declaration of dividends on shares of its capital stock, that could affect the Company's ability to pay principal of, premium, if any, and interest on the Debentures. At June 30, 1994, under the provisions of the most restrictive of those debt and credit facility agreements, approximately $859 million of the retained earnings of American were available for payment of cash dividends to the Company.

CONVERSION

     Outstanding Debentures will be convertible at the option of the holder thereof at any time after the date of original issuance thereof, unless previously redeemed, into whole shares of Common Stock at a conversion price of $79.00 per share of Common Stock (equivalent to 12.658 shares of Common Stock per $1,000 principal amount of Debentures converted), subject to adjustment as described below. (Sections 12.1 and 12.4 of the Indenture.) No fractional shares of Common Stock shall be issued upon conversion of Debentures. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined or prescribed by the Board of Directors or a duly authorized committee thereof, whose determination shall be conclusive, but which, so long as the Common Stock is listed on the NYSE, shall be the Closing Price reported on the NYSE) at the close of business on the Trading Day (as defined in the Indenture) immediately preceding the Date of Conversion. (Section 12.3 of the Indenture.) Holders that convert their Debentures will not be entitled to payment of any accrued interest on such Debentures, including interest that accrues during an Extension Period. Debentures surrendered for conversion during the period beginning on any Record Date and prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Debentures on such Interest Payment Date. (Section 12.2 of the Indenture.) Debentures called for redemption will not be convertible after the close of business on the Business Day preceding the date fixed for redemption, unless the Company defaults in payment of the Redemption Price. (Section 12.1 of the Indenture.)


     The initial conversion price of $79.00 per share of Common Stock is subject to adjustment (under formulae set forth in the Indenture) in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on Common Stock of the Company; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants to purchase Common Stock; (iv) the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company or paid in cash); (v) distributions consisting of cash, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the Conversion Price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y)
3.75 percent of the average of the daily Closing Prices (as defined in the Indenture) per share of Common Stock for the ten consecutive Trading Days (determined as provided in the Indenture) immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company; and
(vi) payment in respect of a tender or exchange offer by the Company or any subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the last time tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended). If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is not a quarterly dividend, such adjustment would be based upon the full amount of such distribution.


     In the event that the rights issued pursuant to the Rights Agreement (as defined below) are separately distributed to holders of Common Stock upon the occurrence of certain events specified in the Rights Agreement or otherwise such that holders of Debentures would thereafter not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of such Debentures, the conversion price of the Debentures will be adjusted in accordance with the provisions of the Indenture governing clause (iv) of the preceding paragraph. In addition, in lieu of making any adjustment to the conversion price of the Debentures, the Company has the option to amend the Rights Agreement to provide that the rights shall be issuable upon conversion of the Debentures without regard to whether the shares of Common Stock issuable upon conversion of the Debentures were issued before or after the Distribution Date (as defined in the Rights Agreement).

     The Company from time to time may to the extent permitted by law reduce the conversion price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. (Section 12.5 of the Indenture.) See "Certain Federal Income Tax Considerations -- Adjustment of Conversion Price."


     If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into any other person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of any Debenture then outstanding shall have the right thereafter to convert such Debenture only into
(x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash and other property that would have been receivable upon such transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Debenture immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (1) of the following paragraph, and (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (2) of the following paragraph. The company or the person formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall execute with the Trustee a supplemental indenture to establish such right. Such a supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such a supplemental indenture, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph. (Section 12.6 of the Indenture.)


     Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

          (1) in the case of a Non-Stock Fundamental Change, the conversion price of the Debentures immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and
     (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $1,000 and the denominator of which is the sum of (x) the amount of the redemption price for $1,000 principal amount of Debentures if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the Issue Date and ending on January 31, 1995 and the twelve-month period commencing on February 1, 1995, the product of 105.4% and 104.8%, respectively, times $1,000) plus (y) an amount equal to any then-accrued and unpaid interest on such Debenture; and

          (2) in the case of a Common Stock Fundamental Change, the conversion price of the Debentures immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which
     (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for, common stock of the successor, acquiror or other third party (and any cash paid with respect to fractional interests), the conversion price of the Debentures immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change. (Section 12.10 of the Indenture.)

     Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a Holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the Holder has the right to convert Debentures into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (1) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party, a holder of Debentures who converts such Debentures following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such Debentures prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Debentures immediately prior to such Common Stock Fundamental Change.

     The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive Trading Days (determined as provided in the Indenture) immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors, which determination shall be conclusive) of the consideration received by holders of Common Stock pursuant to such transaction consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Debentures continue to exist as outstanding Debentures, or (ii) not later than the occurrence of such Fundamental Change, a corporation succeeding to the business of the Company complies with the provisions described under the heading "-- Consolidation, Merger or Sale by the Company".

     The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets; and provided, further, that such term does not include (i) any such transaction or event in which the Company and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Company or any of its subsidiaries if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the closing prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the 10 consecutive Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.


     The term "Reference Market Price" shall initially mean $42.3333 and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of $79.00 per share. (Section 12.11 of the Indenture.)


     No adjustment to the conversion price will be required to be made in any case until cumulative adjustments require an increase or decrease of at least 1% of the conversion price. (Section 12.5 of the Indenture.)

REDEMPTION

     The Debentures will not be subject to any mandatory redemption, sinking fund or other obligation of the Company to amortize, redeem or retire the Debentures, and will not be redeemable prior to February 1, 1996. On and after such date, the Debentures are redeemable at the option of the Company upon notice at any time, in whole or in part, at the following percentages of the principal amount thereof redeemed, plus accrued and unpaid interest, if any, up to but excluding the redemption date, if redeemed during the twelve-month period commencing February 1 of the years indicated:



                                  REDEMPTION                                                           REDEMPTION
                YEAR                PRICE                                             YEAR                PRICE
                ----              ----------                                          ----             ----------
    1996........................    104.2%                               2000........................    101.8%
    1997........................    103.6%                               2001........................    101.2%
    1998........................    103.0%                               2002........................    100.6%
    1999........................    102.4%                               2003 and thereafter.........    100.0%


If fewer than all the outstanding Debentures are to be redeemed, the Company will select those Debentures to be redeemed by lot or pro rata or in such other manner permitted by the rules of the NYSE as the Board of Directors may determine.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Debentures to be redeemed at the address shown on the stock transfer books. After the redemption date, interest will cease to accrue on the Debentures called for redemption and all rights of the holders of such Debentures will terminate, except the right to receive the redemption price without interest. (Section 10.5 of the Indenture.)

VOTING RIGHTS

     The holders of the Debentures will have no voting rights.

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

     The Indenture provides that the Company may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i)
(a) in the case of a merger or consolidation, the Company is the surviving corporation or (b) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of a sale, conveyance, transfer or other disposition, the successor corporation is a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Debentures and under the Indenture, (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default or Event of Default (as defined below) shall have occurred and be continuing and (iii) certain other conditions are met. In the event a successor corporation assumes the obligations of the Company, such successor corporation shall succeed to and be substituted for the Company under the Indenture and under the Debentures and all obligations of the Company thereunder shall terminate. (Section 7.1 of the Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, either the Trustee or the holders of 25% in aggregate principal amount of the Debentures then outstanding may, by written notice to the Company (and to the Trustee, if notice is given by such holders of Debentures), declare the principal of all the Debentures to be due and payable. However, at any time after a declaration of acceleration with respect to the Debentures has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the Debentures then outstanding may, under certain circumstances, rescind and annul such acceleration. (Section 5.2 of the Indenture.)

     Events of Default are defined in the Indenture as being: default for thirty days in payment of any interest installment when due; default for ten days in payment of principal or premium, if any, at maturity or on redemption or otherwise, on the Debentures when due; default for sixty days after notice to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding, in the performance of any other covenant in the Indenture; default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $150 million and such acceleration is not rescinded or annulled within ten days after the written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding, provided that such Event of Default will be cured or waived if the default that resulted in the acceleration of such other indebtedness is cured or waived; and certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1 of the Indenture.)

     The Indenture provides that the Trustee shall, within ninety days after the occurrence of a Default with respect to the Debentures, give to the holders of the Debentures notice of all uncured Defaults known to it; provided that, except in the case of default in payment on the Debentures the Trustee may withhold the notice if and so long as a Responsible Officer (as defined in the Indenture) in good faith determines that withholding such notice is in the interests of the holders. (Section 6.5 of the Indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of the Indenture.)

     The Indenture provides that the holders of a majority in aggregate principal amount of the Debentures then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. (Section 5.8 of the Indenture.) The right of any holder of Debentures to institute action for any remedy under the Indenture (except the right to enforce payment of the principal of, interest on, and premium, if any, on its Debentures when due) is subject to certain conditions precedent, including a request to the Trustee by the holders of not less than 25% in aggregate principal amount of Debentures then outstanding to take action, and an offer to the Trustee of satisfactory indemnification against liabilities incurred by it in so doing. (Section 5.9 of the Indenture.)

     The Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indenture. (Section 9.6 of the Indenture.)


     The holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may waive, on behalf of the holders of all the Debentures, any past Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any of the Debentures and certain other defaults. (Section 5.7 of the Indenture.)


     If a bankruptcy proceeding is commenced in respect of the Company under the Federal Bankruptcy Code or if the principal amount of the Debentures is accelerated upon the occurrence of an event of default, the holders of the Debentures may be unable to recover amounts representing the unamortized portion of any original issue discount at the time such proceeding is commenced or such acceleration occurs.

AGREED TAX TREATMENT

     The Indenture provides that the each holder of a Debenture, each person that acquires a beneficial ownership interest in a Debenture and the Company agree that for United States federal, state and local tax purposes it is intended that such Debenture constitute indebtedness. (Section 3.1 of the Indenture.)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debentures in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants and obligations of the Company by such successor to the Company; (ii) to add to the covenants of the Company for the benefit of the holders of the Debentures or surrender any right or power of the Company; (iii) to add additional Events of Default; (iv) to secure the Debentures; (v) to evidence and provide for successor Trustees; (vi) to provide for uncertificated Debentures so long as such uncertificated Debentures are in registered form for United States federal income tax purposes; (vii) to correct or supplement any provision of the Indenture which may be inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the holders of the Debentures; (viii) to cure any ambiguity or correct any mistake; or (ix) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act. (Section
8.1 of the Indenture.)

     The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Debentures then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders, except that no such supplemental indenture may, without the consent of each holder, (i) change the time for payment of principal, premium, if any, or interest on any Debenture; (ii) reduce the principal of, or interest on any Debenture; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debenture; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture; (v) reduce the percentage in principal amount of the outstanding Debentures the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain default; (vi) adversely affect the right to convert Debentures; (vii) modify any of the provisions relating to the subordination of the Debentures in a manner adverse to the holders of the Debentures; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture; or (ix) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of the Indenture.)

THE TRUSTEE

     The First National Bank of Chicago is the Trustee under the Indenture. First Chicago Trust Company of New York, an affiliate of the Trustee, will act as Exchange Agent for the Exchange Offer, and currently serves as Depositary under the Deposit Agreement for the Depositary Shares, as Transfer Agent and Registrar for the Preferred Stock and the Common Stock, and as Rights Agent under the Rights Agreement (as defined below).

FORM OF DEBENTURES

     The Debentures will be issued in fully registered form, without coupons. Investors may elect to hold their Debentures directly or, subject to the rules and procedures of DTC described below, hold interests in a global Debenture (the "Global Debenture") registered in the name of DTC or its nominee.


     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC holds securities that its participants (the "Participants") deposit with DTC and facilitates the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The Rules applicable to DTC and its Participants are on file with the Commission.



     Upon the issuance of a Global Debenture, DTC will credit on its book-entry registration and transfer system, the principal amount of the Debentures represented by such Global Debenture to the accounts of institutions that have accounts with DTC. The accounts to be credited shall be designated by the holders that sold such Debentures to such Participants. Ownership of beneficial interests in a Global Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Global Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC for such Global Debenture and on the records of Participants (with respect to the interests of persons holding through Participants). So long as DTC, or its nominee, is the owner of a Global Debenture, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by such Global Debenture for all purposes under the Indenture.


     Each person owning a beneficial interest in a Global Debenture must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Global Debenture desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize beneficial owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal and interest payments on the Debentures will be made to DTC. The Company understands that it is DTC's practice to credit of any Participant's accounts with payments in amounts proportionate to their respective beneficial interests in the Debentures represented by the Global Debenture as shown on the records of DTC on the date payment is scheduled to be made, unless DTC has reason to believe that it will not receive payment on such date. The Company expects that payments by Participants to owners of beneficial interests in such Global Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants. Accordingly, although owners who hold Debentures through Participants will not possess Debentures in definitive form, the Participants will provide a mechanism by which holders of Debentures will receive payments and will be able to transfer their interests.


     Principal and interest payments on Debentures represented by a Global Debenture registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Debenture. None of the Company, the Trustee or any other agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in such Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If DTC or a successor depository is at any time unwilling or unable to continue as depository of the Global Debentures and a successor depository is not appointed by the Company within ninety days, the Company will issue Certificated Debentures in exchange for the Global Debentures. In addition, the Company may at any time determine not to have Debentures represented by a Global Debenture and, in such event, will issue Certificated Debentures in exchange for the Global Debentures. In either case, an owner of a beneficial interest in a Global Debenture will be entitled to have Certificated Debentures equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Certificated Debentures.

SAME-DAY SETTLEMENT IN RESPECT OF GLOBAL DEBENTURES

     So long as any Debentures are represented by Global Debentures registered in the name of DTC or its nominee, such Debentures will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such Debentures will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debentures.

                          DESCRIPTION OF COMMON STOCK

     The following statements with respect to the capital stock of the Company are summaries and are subject to the detailed provisions of the Company's certificate of incorporation, as amended (the "Certificate of Incorporation"), and by-laws, as amended (the "By-Laws"). These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate of Incorporation and the By-Laws, copies of which are filed as exhibits to the Registration Statement and are incorporated by reference into this Prospectus.


     The Certificate of Incorporation authorizes the issuance of 150,000,000 shares of Common Stock. On October 5, 1994, 75,859,602 shares of Common Stock were outstanding. The Certificate of Incorporation provides that the Company's Board of Directors (the "Board of Directors") is authorized to provide for the issuance of shares of preferred stock, from time to time, in one or more series, and to fix any voting powers, full or limited, and the designations, preferences and relative, participating, optional or other special rights, applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon. No shares of preferred stock of the Company (other than the Preferred Stock) are outstanding as of the date hereof. However, 1,000,000 shares of Series A Junior Participating Preferred Stock of the Company (the "Junior Preferred Stock") have been authorized and reserved for issuance in connection with the preferred stock purchase rights (the "Rights") described below in "Description of Rights and Junior Preferred Stock."

VOTING RIGHTS

     Each holder of Common Stock is entitled to one vote for each share registered in his name on the books of the Company on all matters submitted to a vote of shareholders. Except as otherwise provided by law, the holders of Common Stock vote as one class. The shares of Common Stock do not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of the Company's preferred stock which may at the time be outstanding, including the Preferred Stock, the holders of Common Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining Common Stock voting for the election of directors will not be able to elect any persons to the Board of Directors.

DIVIDEND RIGHTS

     Subject to the rights of the holders of any shares of the Company's preferred stock which may at the time be outstanding, including the Preferred Stock, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. For a description of contractual provisions and other factors that limit or affect the ability or contractual right of the Company to pay dividends, see "Description of Preferred Stock -- Dividends."

     With the exception of the dividend of the Rights, no dividends have been paid on the Common Stock, and, prior to October 1, 1982 (the date as of which the Company became the parent of American), no dividends had been paid on the common stock of American after the first quarter of 1980.

DELAWARE GENERAL CORPORATION LAW SECTION 203

     As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the DGCL which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder". The restrictions do not apply if (i) prior to an interested stockholder becoming such, the Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Company) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of the Company's shareholders, not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting stock not owned by the interested stockholder.

LIQUIDATION RIGHTS AND OTHER PROVISIONS

     Subject to the prior rights of creditors and the holders of any preferred stock which may be outstanding from time to time, including the Preferred Stock, the holders of the Common Stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

     The Common Stock is not liable to any calls or assessments and is not convertible into any other securities. The Certificate of Incorporation provides that the private property of the stockholders shall not be subject to the payment of corporate debts. There are no redemption or sinking fund provisions applicable to the Common Stock, and the Certificate of Incorporation provides that there shall be no preemptive rights.

     The Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Section 174 of the DGCL specifies conditions under which directors of Delaware corporations may be liable for unlawful dividends or unlawful stock purchases or redemptions.

     The Transfer Agent and Registrar for the Common Stock is First Chicago Trust Company of New York.

                DESCRIPTION OF RIGHTS AND JUNIOR PREFERRED STOCK

RIGHTS

     On February 13, 1986, the Board of Directors declared a dividend of one Right for each outstanding share of Common Stock to stockholders of record on February 24, 1986. Each share of Common Stock issued thereafter and before the Distribution Date (as defined below) or earlier redemption, exchange or expiration of the Rights pursuant to the Rights Agreement, dated as of February 13, 1986, as amended (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York (as successor Rights Agent to J. Henry Schroder Bank and Trust Company), will also be accompanied by one Right. The following statements with respect to the Rights are summaries and are subject to the detailed provisions of the Rights Agreement, which is filed as an exhibit to the Registration Statement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Rights Agreement, which are incorporated by reference into this Prospectus.

     Following the Distribution Date and except as described below, each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Junior Preferred Stock at a price (the "Purchase Price") of $200 per one one-hundredth of a share of Junior Preferred Stock, subject to adjustment. See "-- Junior Preferred Stock". The Rights are not exercisable until the Distribution Date. The Rights will expire on February 29, 1996, unless exercised in connection with a transaction of the type described below or unless earlier redeemed or exchanged by the Company.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Initially, ownership of the Rights will be evidenced by the Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights (the "Rights Certificates") will be distributed. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be transferable only with the Common Stock, and the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliates or associated persons (other than the Company, its subsidiaries or employee benefit plans thereof) (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Stock or (ii) 10 days following the commencement of or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the Acquiring Person becoming the beneficial owner of 30% or more of such outstanding Common Stock (such date being called the Distribution Date). As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date. After such time, such separate Rights Certificates alone will evidence the Rights and could trade independently from the Common Stock.

     In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 10% or more of the outstanding Common Stock, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right and in lieu of Junior Preferred Stock, that number of shares of Common Stock having a market value at the time of the 10% acquisition of two times the then current Purchase Price.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is acquired, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right and in lieu of Junior Preferred Stock, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price.

     At any time after any person or group has become an Acquiring Person but before any person or group becomes the beneficial owner of 50% or more of the outstanding Common Stock, the Board of Directors may exchange each Right (other than Rights beneficially owned by the Acquiring Person) for one share of Common Stock (or one one-hundredth of a share of Junior Preferred Stock), subject to adjustment.

     At any time prior to the time that an Acquiring Person acquires beneficial ownership of 10% or more of the outstanding Common Stock, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment upon the occurrence of certain events with respect to the Company, including stock dividends, sub-divisions, combinations, reclassifications, rights or warrants offerings of Junior Preferred Stock at less than the then current market price and certain distributions of property or evidences of indebtedness of the Company to holders of Junior Preferred Stock, all as set forth in the Rights Agreement.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.05 per Right prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Common Stock.

JUNIOR PREFERRED STOCK

     In connection with the Rights Agreement, 1,000,000 shares of Junior Preferred Stock have been authorized and reserved for issuance by the Board of Directors. No shares of Junior Preferred Stock are outstanding as of the date hereof. The following statements with respect to the Junior Preferred Stock are summaries and are subject to the detailed provisions of the Certificate of Incorporation and the certificate of designation relating to the Junior Preferred Stock, which is filed as an exhibit to the Registration Statement (the "Junior Preferred Stock Certificate of Designation"). These statements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate of Incorporation and the Junior Preferred Stock Certificate of Designation, which are incorporated by reference in this Prospectus.

     Subject to the prior payment of cumulative dividends on any class of preferred stock ranking senior to the Junior Preferred Stock, a holder of Junior Preferred Stock will be entitled to cumulative dividends out of funds legally available therefor, when, as and if declared by the Board of Directors, at a quarterly rate per share of Junior Preferred Stock equal to the greater of (a) $5.00 or (b) 100 times (subject to adjustment upon certain dilutive events) the aggregate per share amount of all cash dividends and 100 times (subject to adjustment upon certain dilutive events) the aggregate per share amount of all non-cash dividends or other distributions (other than dividends payable in Common Stock) declared on Common Stock since the last quarterly dividend payment date for the Junior Preferred Stock (or since the date of issuance of the Junior Preferred Stock if no such dividend payment date has occurred).

     A holder of Junior Preferred Stock will be entitled to 100 votes (subject to adjustment upon certain dilutive events) per share of Junior Preferred Stock on all matters submitted to a vote of shareholders of the Company. Such holders will vote together with the holders of Common Stock as a single class.

     In the event of a merger or consolidation of the Company which results in Common Stock being exchanged or changed for other stock, securities, cash and/or other property, the shares of Junior Preferred Stock shall similarly be exchanged or changed in an amount per share equal to 100 times (subject to adjustment upon certain dilutive events) the aggregate amount of stock, securities, cash and/or other property, as the case may be, into which each share of Common Stock has been exchanged or changed.

     In the event of liquidation, dissolution or winding up of the Company, a holder of Junior Preferred Stock will be entitled to receive $100 per share, plus accrued and unpaid dividends, before any distribution may be made to holders of shares of stock of the Company ranking junior to the Junior Preferred Stock, and the holders of Junior Preferred Stock are entitled to receive an aggregate amount per share equal to 100 times (subject to adjustment upon certain dilutive events) the aggregate amount to be distributed per share to holders of Common Stock.

     The Junior Preferred Stock is not subject to redemption. The terms of the Junior Preferred Stock provide that the Company is subject to certain restrictions with respect to dividends and distributions on and redemptions and purchases of shares of stock of the Company ranking junior to or on a parity with the Junior Preferred Stock in the event that payments of dividends or other distributions payable on the Junior Preferred Stock are in arrears.

                         DESCRIPTION OF PREFERRED STOCK

     The following statements with respect to the Preferred Stock are summaries and are subject to the detailed provisions of the Certificate of Incorporation and the By-Laws, as well as the certificate of designations relating to the Preferred Stock (the "Certificate of Designation"). These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate of Incorporation, the By-Laws, and the Certificate of Designation, copies of which are filed as exhibits to the Registration Statement and are incorporated by reference into this Prospectus.

GENERAL

     The Certificate of Incorporation provides that the Company's Board of Directors (the "Board of Directors") is authorized, without stockholder approval, to provide for the issuance of up to 20,000,000 shares of preferred stock, from time to time, in one or more series, and to fix any voting powers, full or limited, and the designations, preferences and relative participating, optional or other special rights, applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon. Thus, without stockholder approval, the Company could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of the Common Stock and other series of preferred stock, including the Preferred Stock. No shares of preferred stock of the Company (other than the Preferred Stock) are outstanding as of the date hereof. However, 1,000,000 shares of Junior Preferred Stock have been authorized and reserved for issuance in connection with the Rights described above in "Description of Rights and Junior Preferred Stock."

     The Board of Directors has designated 2,200,000 shares of the Company's preferred stock as the Preferred Stock. When issued, the Preferred Stock was fully paid and nonassessable. The holders of the Preferred Stock have no preemptive rights to subscribe for any additional securities which may be issued by the Company.

RANKING

     The Preferred Stock, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, ranks prior to the Common Stock and Junior Preferred Stock. While any shares of Preferred

Stock are outstanding, the Company may not authorize, create or issue any class of stock that shall, with respect to dividend rights or rights upon liquidation, winding up and dissolution of the Company, rank prior to the Preferred Stock without the consent of the holders of two-thirds of the outstanding shares of Preferred Stock. See "-- Voting Rights" below. The Company may, however, create additional classes of stock or issue series of preferred stock ranking on a parity with the Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution and winding up without the consent of any holder of Preferred Stock.

DIVIDENDS

     Holders of shares of Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at an annual rate of $30.00 per share (equivalent to $3.00 per Depositary Share), payable quarterly in February 1, May 1, August 1 and November 1 of each year, except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Each such dividend is payable to holders of record as they appear on the stock transfer books on such record dates, not more than 60 nor less than 10 days preceding the payment dates thereof, as are fixed by the Board of Directors. Dividends have accrued from the date of issuance of the Preferred Stock. Dividends are cumulative from such date, whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends. Accumulations of dividends on shares of Preferred Stock do not bear interest. Dividends payable on the Preferred Stock for any period greater or less than a full dividend period are calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Preferred Stock for each full dividend period are computed by dividing the annual dividend rate by four.

     A certain debt agreement of the Company contains covenants restricting the declaration or payment of any dividend or the making of any distribution in respect of the Company's capital stock (other than a dividend or distribution payable in capital stock of the Company), including Preferred Stock and Common Stock, or the purchase, redemption or other acquisition or retirement of any capital stock of the Company, including Preferred Stock and Common Stock, by the Company or any subsidiary of the Company. At June 30, 1994, under the provisions of this agreement, all of the retained earnings of the Company were available for the payment of dividends. In addition, the Indenture relating to the Debentures will contain a covenant restricting the Company's ability to declare or pay dividends or distributions on its capital stock or repurchase, redeem or otherwise acquire shares of its capital stock in certain circumstances as described in "Description of Debentures -- Interest". There presently are no other contractual agreements of the Company that limit the payment by the Company of dividends on shares of Preferred Stock or Common Stock. However, because the Company is primarily a holding company that conducts its business through its wholly-owned subsidiaries, the Company's cash flow and consequent ability to pay dividends on the Preferred Stock and the Common Stock are primarily dependent upon the earnings of such subsidiaries, particularly American, and on dividends and other payments therefrom. See "Description of Debentures -- Subordination."

     No full dividends shall be declared or paid or set apart for payment on stock of the Company of any series ranking, as to dividends, on a parity with (the "Parity Dividend Stock") or junior to (the "Junior Dividend Stock") the Preferred Stock unless full dividends for the immediately preceding dividend period on the Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock and any Parity Dividend Stock, dividends upon the Preferred Stock and such Parity Dividend Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock and such Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the shares of Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods) and accrued dividends, including required or permitted accumulations, if any, on shares of such Parity Dividend Stock, bear to each other. Unless full dividends on the Preferred Stock have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods) (a) no dividend or distribution (other than in shares of Junior Dividend Stock) may be declared, set aside or paid on the Junior Dividend Stock, (b) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Dividend Stock (except by conversion into or exchange for Junior Dividend Stock and except for a redemption, purchase or other acquisition of shares of Junior Dividend Stock made for the purpose of an employee incentive or benefit plan of the Company or any of its subsidiaries) and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Preferred Stock or Parity Dividend Stock (except by conversion into or exchange for Junior Dividend Stock) other than pursuant to a concurrent redemption of all of the outstanding shares of Preferred Stock or except in accordance with a purchase or exchange offer made by the Company to all holders of Preferred Stock and Parity Dividend Stock. The Company does not currently have outstanding any Parity Dividend Stock.

LIQUIDATION RIGHTS

     In the case of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Preferred Stock will be entitled to receive the liquidation preference of $500 per share (equivalent to $50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any series or class of stock hereafter issued that ranks junior as to liquidation rights to the Preferred Stock ("Junior Liquidation Stock"), but the holders of the shares of the Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of stock hereafter issued that ranks senior as to liquidation rights to the Preferred Stock ("Senior Liquidation Stock") has been paid in full. If, upon such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company are insufficient to pay in full the amounts payable thereon with respect to the Preferred Stock and any series or classes of stock ranking on a parity with the Preferred Stock as to liquidation, dissolution or winding up, the holders of the Preferred Stock and of such other class or series of stock will share ratably in any such distribution of assets of the Company (after payment of the liquidation preference of the Senior Liquidation Stock) first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment in full of the liquidation preference of the shares of the Preferred Stock and accrued dividends, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale of all or substantially all the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, will be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     The Preferred Stock is not subject to any mandatory redemption, sinking fund or other obligation of the Company to redeem or retire the Preferred Stock, and will not be redeemable prior to February 1, 1996. On and after such date, the Preferred Stock is redeemable at the option of the Company upon notice at any time, in whole or in part, at the following redemption prices per share (expressed as a percentage of the $500 liquidation preference thereof), plus accrued and unpaid dividends, if any, up to but excluding the redemption date, if redeemed during the twelve-month period commencing February 1 of the years indicated:


                                  REDEMPTION                                      REDEMPTION
         YEAR                        PRICE               YEAR                        PRICE
         -----                    ----------             -----                    ----------
    1996........................    104.2%          2000.......................     101.8%
    1997........................    103.6%          2001........................    101.2%
    1998........................    103.0%          2002........................    100.6%
    1999........................    102.4%          2003 and thereafter.........    100.0%





If fewer than all the outstanding shares of Preferred Stock are to be redeemed, the Company will select those shares to be redeemed by lot or pro rata or in such manner as the Board of Directors may determine.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Preferred Stock to be redeemed at the address shown on the stock transfer books. After the redemption date, dividends will cease to accumulate on the shares of Preferred Stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest.

VOTING RIGHTS

     The holders of the Preferred Stock have no voting rights except as described below or as required by law.

     At any time dividends in an aggregate amount equal to at least six quarterly dividends on the Preferred Stock (whether or not consecutive) shall have accrued and be unpaid, the maximum authorized number of directors of the Company will be increased by two and the holders of the Preferred Stock shall have the right to a separate class vote (together with the holders of shares of any Parity Dividend Stock upon which like voting rights have been conferred and are exercisable ("Voting Parity Stock")) to elect two members of the Board of Directors at the next annual meeting of stockholders and thereafter until dividends on the Preferred Stock have been paid or declared and set apart for payment. Upon payment or declaration and setting apart of funds for payment of all such dividends in arrears, the term of office of each director elected will immediately terminate and the number of directors constituting the entire Board of Directors of the Company will be reduced by the number of directors elected by the holders of the Preferred Stock and Voting Parity Stock.

     Additionally, without the affirmative vote of the holders of two-thirds of the shares of Preferred Stock then outstanding (voting separately as a class together with any Voting Parity Stock), the Company may not, either directly or indirectly or through merger or consolidation with any other corporation, (i) approve the authorization, creation or issuance of, or an increase in the authorized or issued amount of, any class or series of stock ranking prior to the shares of Preferred Stock in rights and preferences or any security convertible into any such class or series of stock, or (ii) amend, alter or repeal its Certificate of Incorporation or the Certificate of Designation so as to materially and adversely affect the preferences, rights, powers, privileges, qualifications or restrictions of the Preferred Stock. An amendment which increases the number of authorized shares of or authorizes the creation or issuance of other classes or series of preferred stock ranking junior to or on a parity with the Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up shall not be considered to be such an adverse change.

CONVERSION

     Shares of the Preferred Stock are convertible at the option of the holder thereof at any time into such number of whole shares of Common Stock as is equal to the aggregate liquidation preference of the shares of Preferred Stock surrendered for conversion divided by the conversion price of $78.75 per share of Common Stock, subject to adjustment as described below. Shares of Preferred Stock surrendered for conversion during the period after any dividend payment record date and prior to the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. Shares of Preferred Stock called for redemption will not be convertible after the close of business on the business day preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.

     The initial conversion price of $78.75 per share of Common Stock is subject to adjustment (under formulae set forth in the Certificate of Designation) in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on Common Stock of the Company; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants to purchase Common Stock; (iv) the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company or paid in cash); (v) distributions consisting of cash, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the Conversion Price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (y) 3.75 percent of the average of the daily Closing Prices (as defined in the Certificate of Designation) of the Common Stock for the ten consecutive Trading Days (as defined in the Certificate of Designation) immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company; and
(vi) payment in respect of a tender or exchange offer by the Company or any subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the current market price per share of Common Stock on the last Trading Day preceding the date on which the Company becomes irrevocably obligated to make such payment. If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made as set forth in (v) above as a result of a distribution which is not a quarterly dividend, such adjustment would be based upon the full amount of such distribution.


     In the event that the rights issued pursuant to the Rights Agreement (as defined above) are separately distributed to holders of Common Stock upon the occurrence of certain events specified in the Rights Agreement or otherwise, such that holders of Preferred Stock would thereafter not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of such Preferred Stock, the conversion price of the Preferred Stock will be adjusted as provided in clause (iv) of the preceding paragraph.


     The Company from time to time may to the extent permitted by law reduce the conversion price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock),
(ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share only into (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

     Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

          (1) in the case of a Non-Stock Fundamental Change, the conversion price of the shares of Preferred Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $500 and the denominator of which is (x) the amount of the redemption price for one share of Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing February 1, 1994 and 1995, the product of 105.4% and 104.8%, respectively, times $500) plus (y) any then-accumulated and unpaid dividends on such Preferred Stock; and

          (2) in the case of a Common Stock Fundamental Change, the conversion price of the shares of Preferred Stock immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the shares of Preferred Stock immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

     Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert shares of Preferred Stock into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party, a holder of a share of Preferred Stock who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such share of Preferred Stock immediately prior to such Common Stock Fundamental Change.

     The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock

Fundamental Change, the average of the reported last sale price for one share of the Common Stock (determined as provided in the Certificate of Designation) during the 10 Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.


     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Preferred Stock continue to exist as outstanding shares of Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Preferred Stock.


     The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock of the Company shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets; and provided, further, that such term does not include
(i) any such transaction or event in which the Company and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or
(ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Company or any of its subsidiaries if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the reported last sale price for one share of the common stock received by holders of Common Stock (determined as provided in the Certificate of Designation) in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

     The term "Reference Market Price" shall initially mean $42.3333 and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of $78.75 per share.

     No adjustment to the conversion price will be required to be made in any case until cumulative adjustments amount to 1% or more of the conversion price.

                        DESCRIPTION OF DEPOSITARY SHARES

     The Depositary Shares were sold by the Company on February 4, 1993 in reliance on Section 4(2) under the Securities Act to Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Initial Purchasers"), who informed the Company that they resold the Depositary Shares (i) within the United States to Qualified Institutional Buyers (as defined in Rule 144A under the Securities
Act) in reliance on Rule 144A under the Securities Act, (ii) within the United States to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase, delivered a letter to the Initial Purchasers and the Company containing certain representations and agreements and (iii) outside the United States to certain persons other than U.S. persons in reliance on Regulation S under the Securities Act.

GENERAL

     Each Depositary Share represents 1/10 of a share of Preferred Stock. The Company has deposited the shares of Preferred Stock underlying the Depositary Shares pursuant to the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of Depositary Shares is entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Shares (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares are evidenced by receipts ("Depositary Receipts") issued pursuant to the Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Depositary, the Company caused the Depositary to issue, on behalf of the Company, the Depositary Receipts evidencing the Depositary Shares to the initial purchasers thereof. Copies of the Deposit Agreement and Form of Depositary Receipt may be obtained from the Company upon request, and the following summary is qualified in its entirety by reference thereto.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in proportion to the numbers of Depositary Shares owned by such holders on the relevant record date, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

     Upon surrender of Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), a holder of Depositary Shares evidenced thereby is entitled to have the Depositary deliver to such holder at such office to or upon his order, the number of whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts, and any money or other property represented by such Depositary Shares. Holders of Depositary

Shares will be entitled to receive whole shares of Preferred Stock on the basis of one share of Preferred Stock for each ten Depositary Shares, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Depositary also acts as Transfer Agent and Registrar for the Preferred Stock.

REDEMPTION OF DEPOSITARY SHARES

     Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the shares of Preferred Stock so redeemed, provided the Company shall have paid in full to the Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to 1/10 of the redemption price and any other amounts per share payable with respect to such shares of Preferred Stock. If fewer than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or other equitable method, in each case as may be determined by the Company.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive special instructions from the holders of Depositary Shares relating to such Preferred Stock.

CONVERSION OF PREFERRED STOCK

     The Depositary Shares, as such, are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, the Depositary Receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such receipts into whole shares of Common Stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversions. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. See "Description of Preferred Stock -- Conversion."

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions, or voting, redemption or conversion rights, two-thirds) of the Depositary Shares then outstanding.

     The Deposit Agreement may be terminated by the Company upon not less that 60 days' notice whereupon the Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock represented by such receipts. The Deposit Agreement will terminate automatically if (i) all outstanding Depositary Shares relating thereto have been redeemed,
(ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts or
(iii) each share of Preferred Stock shall have been converted into or exchanged for shares of Common Stock.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the fees and expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Depositary will forward to holders of Depositary Shares any reports and communications from the Company which are received by the Depositary.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performing their duties thereunder without negligence or willful misconduct, and the Company and the Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary will be entitled to rely on advice of counsel and accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be authorized or competent and on documents believed to be genuine.

     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

BOOK-ENTRY, DELIVERY AND FORM

     The Depositary Receipts have been issued in fully registered form, without coupons. Depositary Shares held by "qualified institutional buyers", as defined in Rule 144A under the Securities Act ("QIBs"), but not by other purchasers, are evidenced by a global Depositary Receipt (the "Global Certificate") which has been deposited with DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, the Global Certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     QIBs may hold their interests in the Global Certificate directly through DTC, or indirectly through organizations which are participants in DTC (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in New York Clearing House funds. The laws of some states require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer beneficial interests in the Global Certificate to such persons may be limited.

     QIBs who are not Participants may beneficially own interests in the Global Certificate held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Certificate, Cede for all purposes will be considered the sole holder of the Global Certificate. Except as provided below, owners of beneficial interests in the Global Certificate will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders thereof.

     Payment of dividends and the redemption price of the Global Certificate will be made to Cede, the nominee for DTC, as the registered owner of the Global Certificate by wire transfer of immediately available funds. Neither the Company, the Depositary nor any Transfer Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     With respect to any payment of dividends on or the redemption price of the Global Certificate, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the shares represented by the Global Certificate as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in shares represented by the Global Certificate held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and banks, the ability of a person having a beneficial interest in shares represented by the Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company nor the Transfer Agent will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause Depositary Receipts to be issued in definitive form in exchange for the Global Certificate.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material United States federal income tax considerations relevant to an exchange of Preferred Stock for Debentures and the ownership, disposition and conversion of Debentures by persons acquiring Debentures pursuant to the Exchange Offer. To the extent it relates to matters of law or legal conclusion, this summary constitutes the opinion of Debevoise & Plimpton, special counsel to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including Proposed Regulations and Temporary Regulations) promulgated thereunder, Internal Revenue Service ("IRS") rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is applicable only to holders who are United States persons for federal income tax purposes and who hold Preferred Stock as a capital asset and who will hold Debentures and any Common Stock received on conversion of Debentures as capital assets. For a discussion of certain material United States federal income and estate tax considerations that may be relevant to non-United States persons, see "Certain Federal Tax Considerations for Non-United States Persons".

     This summary does not discuss all the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances and it is not intended to be applicable in all respects to all categories of investors, some of whom--such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, persons that hold Preferred Stock or the Debentures received in the exchange as a position in a "straddle", as part of a "synthetic security", "hedge", "conversion transaction" or other integrated investment or persons whose functional currency is other than United States dollars--may be subject to different rules not discussed below. In addition, this summary does not address any state, local or foreign tax considerations that may be relevant to a holder's decision to exchange Preferred Stock for Debentures pursuant to the Exchange Offer.

     References in this discussion and below under the caption "Certain Federal Tax Considerations For Non-United States Persons" to a holder of Preferred Stock includes a holder of Depositary Shares.

     ALL PREFERRED STOCK HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OF PREFERRED STOCK FOR DEBENTURES AND OF THE OWNERSHIP, CONVERSION AND DISPOSITION OF DEBENTURES RECEIVED IN THE EXCHANGE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF PREFERRED STOCK FOR DEBENTURES

     The exchange of Preferred Stock for Debentures pursuant to the Exchange Offer will be a taxable event. If, with respect a particular holder, such exchange satisfies one of the tests of section 302 of the Code described below, it will be treated as a transaction in which capital gain or loss is recognized, rather than as a dividend. The tests under Section 302 of the Code are applied on a shareholder-by-shareholder basis; therefore, whether an exchange will be treated as a transaction in which capital gain or loss is recognized or as a dividend with respect to a particular holder will depend on that holder's particular facts and circumstances. If the exchange of Preferred Stock for Debentures is treated as a transaction in which capital gain or loss is recognized with respect to a particular holder, the capital gain or loss will be based on the difference between the fair market value of the Debentures received in the exchange and such holder's adjusted tax basis in the Preferred Stock surrendered therefor. Such capital gain or loss will be long-term capital gain or loss if the Preferred Stock surrendered in the exchange was held by such holder for more than one year. The exchanging holder's tax basis in the Debentures received in the exchange will equal the fair market value of such Debentures at the time of the exchange and the holding period for such Debentures will begin on the day after the day on which the Debentures are acquired by such holder.

     Pursuant to section 302 of the Code, an exchange will be treated as a transaction in which gain or loss is recognized if, after giving effect to the constructive ownership rules of section 318 of the Code, the exchange (i) represents a "complete termination" of the exchanging holder's stock interest in the Company, (ii) is "substantially disproportionate" with respect to the exchanging holder or (iii) is "not essentially equivalent to a dividend" with respect to the exchanging holder, all within the meaning of section 302(b) of the Code. Under the constructive ownership rules of section 318 of the Code, a holder of a Debenture will be treated as owning the Common Stock into which such Debenture is convertible. Accordingly, an exchange pursuant to the Exchange Offer could not, standing alone, satisfy the "complete termination" or the "substantially disproportionate" tests. An exchange will be "not essentially equivalent to a dividend" as to a particular holder if it results in a "meaningful reduction" in such holder's interest in the Company (after application of the constructive ownership rules of section 318 of the Code). Because the conversion price of a Debenture is higher than that of the equivalent amount of Preferred Stock to be surrendered therefor, an exchange of Preferred Stock for Debentures would, standing alone, result in some reduction in an exchanging holder's constructive stock interest in the Company. There is no authority, however, on whether such reduction would constitute a "meaningful reduction" in a particular holder's interest in the Company. No assurance can be given that any of these tests will be satisfied. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO ITS ABILITY TO SATISFY ANY OF THE FOREGOING TESTS, POSSIBLY BY DISPOSING OF A PORTION OF ITS STOCK INTEREST IN THE COMPANY CONTEMPORANE-

OUSLY, AND AS PART OF AN INTEGRATED PLAN, WITH THE EXCHANGE OF PREFERRED STOCK FOR DEBENTURES, IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES.

     If an exchange is treated as a dividend with respect to a particular exchanging holder under section 302 of the Code, such holder (i) will not recognize any loss on the exchange and (ii) will recognize dividend income (rather than capital gain) in an amount equal to the fair market value of the Debentures (and any cash in lieu of fractional Debentures) received (without regard to such holder's basis in the Preferred Stock surrendered in the exchange), to the extent of its proportionate share of the Company's current or accumulated earnings and profits. Such holder's tax basis in the Debentures generally will equal the fair market value of such Debentures at the time of the exchange (without regard to such holder's basis in the Preferred Stock surrendered in the exchange). The holder's adjusted tax basis in its Preferred Stock surrendered in the exchange will be transferred to any remaining Preferred Stock held by such holder or, if such holder does not retain any Preferred Stock, to any Common Stock held by such holder. If the holder does not retain any stock ownership in the Company, it is unclear whether the holder will be permitted to add such basis to any Debentures received in the exchange or will lose such basis entirely. The amount treated as a dividend will qualify for the 70% dividends received deduction for corporate shareholders, subject to the minimum holding period requirement under section 246(c) of the Code and other applicable requirements. Section 1059 of the Code, however, would require a corporate shareholder to reduce its tax basis (and possibly to recognize gain) in any stock of the Company held by it by the nontaxed portion of any such dividend. The holding period for the Debentures will begin on the day after the day on which the Debentures are acquired by the exchanging holder.

INTEREST AND ORIGINAL ISSUE DISCOUNT ON DEBENTURES

     In accordance with sections 1271 through 1275 of the Code and the final Treasury Regulations promulgated thereunder (the "OID Regulations"), a debt instrument bears original issue discount ("OID") if its "stated redemption price at maturity" exceeds its "issue price" by more than a de minimis amount. The issue price of the Debentures will be their fair market value at the time of the exchange. The stated redemption price at maturity of a debt instrument generally includes all amounts payable other than "qualified stated interest" (i.e., payments that are unconditionally required to be paid at least annually at a single fixed rate over the term of the instrument). Because the Company has the right to elect to extend the interest payment period to a period of up to 20 consecutive quarterly periods, none of the payments of stated interest on the Debentures will be qualified stated interest. Thus, the Debentures will have OID in an amount equal to the excess of all payments required to be made under the Debentures over their issue price. A holder will be required to include OID in income, based on a constant yield method, before the receipt of cash attributable to such income, regardless of such holder's regular method of accounting. As a result, during any period in which the Company has elected to extend the interest payment period a holder generally would be required to include OID in income but would not receive cash from the Company sufficient to pay tax thereon. A holder will not recognize any income upon the receipt of a payment of stated interest on a Debenture; instead, a holder's basis in the Debentures will be increased by the amount of OID includible in income and reduced by all payments made on the Debentures.

     The amount of OID includible in income is the sum of the daily portions of OID with respect to such Debenture for each day during the taxable year on which such holder held such Debenture. The daily portion of OID on a Debenture is determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to such accrual period. The term "accrual period" means a period of any length selected by the holder, provided that each accrual period must be no longer than one year and each scheduled payment date of principal or interest on a Debenture must occur either on the final day of an accrual period or the first day of an accrual period. The amount of OID allocable to an accrual period is the product of the "adjusted issue price" at the beginning of the accrual period and the "yield to maturity" of the Debenture. For the first accrual period, the adjusted issue price of the Debentures will be their issue price. Thereafter, the adjusted issue price of a Debenture generally will be its issue price increased by any OID previously includible in the gross income of the holder and decreased by any payment previously made on the Debenture.

     Under the OID Regulations, in computing the yield to maturity of an instrument the issuer is deemed to elect to exercise any option available to it under the instrument if doing so will minimize the yield on the instrument. If the issuer does not exercise such option, then, solely for purposes of the accrual of OID, the yield and maturity of the instrument are redetermined by treating the instrument as reissued for an amount equal to its adjusted issue price. Thus, for example, in the case of the first accrual period with respect to the Debentures, the OID Regulations require that the yield to maturity of the Debentures be computed assuming that the Company would elect to extend the interest payment period to the maximum 20 consecutive quarters (because doing so would minimize the yield on the Debentures). Assuming quarterly accrual periods, the aggregate amount of OID for the first quarterly accrual period would equal the product of the issue price and the yield to maturity (as so determined). If, contrary to this assumption under the OID Regulations, the Company does not elect to extend the interest payment period and pays the stated interest at the end of the first quarterly interest payment period, the instrument will be treated, solely for OID purposes, as having been reissued on such payment date. The yield to maturity would then be recomputed, again assuming that the Company would elect to extend the interest payment period to the maximum 20 consecutive quarters (again, because doing so would minimize the yield on the Debentures). The amount of OID for this second accrual period would equal the product of such recomputed yield to maturity and the adjusted issue price on the date of such deemed reissuance (i.e., the issue price plus the amount of previously accrued OID minus the interest previously paid on the Debentures). In the case of the final accrual period, the allocable OID is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the accrual period.

     If an exchange of Preferred Stock for Debentures is treated as a dividend to the exchanging holder (see "-- Exchange of Preferred Stock for Debentures", above), and the exchanging holder's basis in the Preferred Stock surrendered in the exchange is transferred to the Debentures, such holder may have acquisition premium with respect to the Debentures, which would reduce the amount includible in such holder's income as OID in each taxable year.

SALE OR REDEMPTION OF DEBENTURES

     Generally, a sale or redemption of Debentures will result in taxable gain or loss equal to the difference between the amount realized and the holder's tax basis in the Debentures. Such gain or loss would be long-term capital gain or loss if the Debentures were held for more than one year.

CONVERSION OF DEBENTURES

     In general, no gain or loss will be recognized on conversion of Debentures solely into Common Stock. The tax basis for the Common Stock received upon such conversion will be equal to the tax basis of the Debentures converted (reduced by the portion of such basis allocable to any fractional Common Stock interest paid in cash). The holding period for the Common Stock generally will include the holding period of the Debentures converted. However, the holding period for the Common Stock allocable to original issue discount accrued during the holder's holding period for the Debentures converted may be treated as commencing on the day after the date of the conversion. A holder generally will recognize gain (or loss) upon a conversion to the extent that any cash paid in lieu of a fractional share of Common Stock exceeds (or is less than) its tax basis in such fractional share.

     Conversion of the Debentures into cash, property or securities other than stock of the Company (or stock of a successor to the Company) as a result of a Fundamental Change or other transaction with similar effect will be treated as a redemption of the Debentures.

SALE OR DISPOSITION OF COMMON STOCK

     A holder will recognize gain or loss on the sale or exchange of Common Stock received upon conversion of a Debenture equal to the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in the Common Stock sold or exchanged. Such gain or loss would be long-term capital gain or loss if the holder's holding period for the Common Stock were more than one year. See "-- Conversion of Debentures".

ADJUSTMENT OF CONVERSION PRICE

     Pursuant to Treasury Regulations promulgated under section 305 of the Code, a holder of a Debenture will be treated as having received a constructive distribution from the Company upon an adjustment in the conversion price of the Debentures if (i) as a result of such adjustment, the proportionate interest of such holder in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion price would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the stock into which the Debentures are convertible. Thus, under certain circumstances, a decrease in the conversion price for the Debentures may be taxable to a holder as a dividend to the extent of the current or accumulated earnings and profits of the Company. In addition, the failure to adjust fully the conversion price of the Debentures to reflect distributions of stock dividends with respect to the Common Stock (or rights to acquire Common Stock) may result in a taxable dividend to the holders of the Common Stock and holders of rights to acquire Common Stock.

BACKUP WITHHOLDING

     A holder of Preferred Stock, a Debenture or Common Stock issued upon conversion of a Debenture may be subject to backup withholding at a rate of 31% with respect to dividends or interest (including OID) on, or the proceeds of a sale, exchange, or redemption of, such Preferred Stock, Debenture or Common Stock, as the case may be, unless (i) such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable backup withholding rules.

                       CERTAIN FEDERAL TAX CONSIDERATIONS
                         FOR NON-UNITED STATES PERSONS

     The following is a general summary of the material United States federal income and estate tax considerations relevant to the exchange of Preferred Stock for Debentures by non-United States persons and the ownership, disposition and conversion of Debentures by non-United States persons acquiring Debentures pursuant to the Exchange Offer. To the extent it relates to matters of law or legal conclusion, this summary constitutes the opinion of Debevoise & Plimpton, special counsel to the Company. This summary is based on the Code, Treasury Regulations (including Proposed Regulations and Temporary Regulations) promulgated thereunder, IRS rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss all the tax consequences that may be relevant to a particular holder that is a non-United States person in light of the holder's particular circumstances and it is not intended to be applicable in all respects to all categories of non-United States persons, some of whom -- such as foreign governments and certain international organizations -- may be subject to special rules not discussed below. In addition, this summary does not address any state, local or foreign tax considerations that may be relevant to a holder's decision to exchange Preferred Stock for Debentures pursuant to the Exchange Offer. For a discussion of certain United States federal income tax considerations, some of which may also be relevant to non-United States persons, see "Certain Federal Income Tax Considerations".

     As used herein, "non-United States person" means any person who, for United States federal income tax purposes, is neither (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any State or of any of its territories or possessions or (iii) a domestic trust or estate.

     ALL PREFERRED STOCK HOLDERS THAT ARE NON-UNITED STATES PERSONS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OF PREFERRED STOCK FOR DEBENTURES AND THE OWNERSHIP, CONVERSION AND DISPOSITION OF DEBENTURES RECEIVED IN THE EXCHANGE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF PREFERRED STOCK FOR DEBENTURES

     Subject to the discussion of backup withholding below, if a holder that is a non-United States person proves, in a manner and under arrangements satisfactory to the Company or other withholding agent that the exchange of Preferred Stock for Debentures by such holder qualifies as a transaction in which gain or loss is recognized, rather than as a dividend (see "Certain Federal Income Tax Considerations -- Exchange of Preferred Stock for Debentures", above), the Company or such withholding agent will not withhold federal income tax on the issuance of Debentures to such holder and such holder generally will not be subject to United States federal income tax in respect of gain recognized on such exchange unless (i) such gain is effectively connected with a trade or business conducted by such non-United States person within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation), (ii) in the case of a non-United States person that is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the exchange and certain other conditions are satisfied or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes within the five-year period ending on the date of the exchange (which the Company does not believe it has been or is currently) and certain other conditions are satisfied, and no treaty exception is applicable.

     If a holder that is a non-United States person who exchanges Preferred Stock for Debentures does not prove, in a manner satisfactory to the Company or other withholding agent, that such exchange qualifies as a transaction in which gain or loss is recognized, United States federal withholding tax will be withheld from the gross proceeds to such holder in an amount equal to 30% of such proceeds (including Debentures that such holder would otherwise have received) unless such holder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the tax will be withheld at the reduced rate, or establishes that it is exempt from such tax (e.g., by providing the appropriate form certifying its status as a foreign government). Except as may be otherwise provided in an applicable income tax treaty, a holder that is a non-United States person will be taxed at ordinary federal income tax rates on a net income basis if such dividend is effectively connected with the conduct of a trade or business of such holder within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation) and will not be subject to the withholding tax described in the preceding sentence. A holder that is a non-United States person may be eligible to obtain from the IRS a refund of tax withheld if such holder meets one of the three tests of
Section 302 described above under "Certain Federal Income Tax
Considerations -- Exchange of Preferred Stock for Debentures" or is otherwise able to establish that no tax (or a reduced amount of tax) was due.

PAYMENTS ON DEBENTURES

     Subject to the discussion of backup withholding below, payments of principal, premium (if any) and interest (including original issue discount) on a Debenture by the Company or its agent (in its capacity as such) to a beneficial owner that is a non-United States person will not be subject to United States federal withholding tax; provided that (a) such person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) such person is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership, (c) such person is not a bank that acquired its Debenture in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (d) either (i) the beneficial owner certifies to the Company or its agent, under penalties of perjury, in a suitable form that it is a not a United States person and provides its name and address or (ii) a qualifying securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds the Debenture certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner in a suitable form by it or by a qualifying intermediary and furnishes the payor with a copy thereof.

     If a beneficial owner of a Debenture who is a non-United States person is engaged in a trade or business within the United States and interest (including original issue discount) and premium, if any, on the Debenture is effectively connected with the conduct of such trade or business, such beneficial owner may be subject to United States federal income tax on such interest (including original issue discount) and premium at ordinary federal income tax rates on a net basis (in which case the branch profits tax may also apply if the holder is a foreign corporation).

CONVERSION OF DEBENTURE

     An exchanging holder that is non-United States person generally will not be subject to United States federal income tax on the conversion of Debentures solely into Common Stock. To the extent such a holder receives cash in lieu of fractional shares of Common Stock, such payment will be subject to the rules described below under " -- Sale or Exchange of Debentures or Common Stock".

SALE OR EXCHANGE OF DEBENTURES OR COMMON STOCK

     Subject to the discussion of backup withholding below, any capital gain realized upon a sale or exchange of a Debenture (including upon retirement of a Debenture) or Common Stock issued upon conversion of a Debenture by a beneficial owner who is a non-United States person ordinarily will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business conducted by such non-United States person within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation), (ii) in the case of a non-United States person that is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the sale or exchange and certain other conditions are met or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes (which the Company does not believe it has been or is currently) and such non-United States person has held, directly or constructively, more than 5% of the outstanding Common Stock within the five-year period ending on the date of the sale or exchange, and no treaty exception is applicable.

DIVIDENDS ON COMMON STOCK

     Generally, any dividends paid on Common Stock received upon the conversion of a Debenture will be subject to United States federal withholding tax at a rate of 30% of the amount of the dividend, or at a lower applicable treaty rate. However, if the dividend is effectively connected with a United States trade or business of a holder that is a non-United States person, it will be subject to United States federal income tax at ordinary federal income tax rates on a net basis (in which case the branch profits tax may also apply if such holder is a foreign corporation), rather than the 30% withholding tax.

     Under current Treasury Regulations, a holder's status as a non-United States person and eligibility for a tax treaty reduced rate of withholding will be determined by reference to the holder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of withholding, unless facts and circumstances indicate that reliance is not warranted. However, the IRS has issued Proposed Regulations that, if adopted in final form, would require a non-United States person to provide certifications under penalties of perjury in order to obtain treaty benefits.

FEDERAL ESTATE TAXES

     Debentures beneficially owned by an individual who at the time of death is neither a citizen nor a resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that at the time of death the income from the Debentures was not or would not have been effectively connected with the conduct by such individual of a trade or business within the United States and that such individual qualified for the exemption from United States federal withholding tax (without regard to the certification requirements) on premium and interest that is described above under "-- Payments on Debentures".

     Common Stock that is beneficially owned by an individual who is neither a citizen nor a resident of the United States at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting on IRS Form 1099 and backup withholding at a rate of 31% will not apply to payments of principal, premium (if any) and interest (including original issue discount) made by the Company or a paying agent to a non-United States holder on a Debenture if the certification described in clause
(d) under "-- Payments on Debentures" above is received, provided that the payor does not have actual knowledge that the holder is a United States person. However, interest (including original issue discount) on a Debenture owned by a holder that is a non-United States person may be required to be reported annually on IRS Form 1042S.

     Generally, dividends on Common Stock paid to holders that are non-United States persons that are subject to the 30% or a reduced treaty rate of United States federal withholding tax will be exempt from backup withholding tax. Otherwise, backup withholding of United States federal income tax at a rate of 31% may apply to dividends paid with respect to Common Stock to holders that are not "exempt recipients" and that fail to provide certain information (including the holder's taxpayer identification number) in the manner required by United States law and applicable regulations.

     Payments of the proceeds from the sale by a holder that is a non-United States person of a Debenture or Common Stock issued upon conversion of a Debenture made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Debenture or Common Stock to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                 LEGAL OPINIONS

     The validity of the Debentures will be passed upon for the Company by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, and for the Dealer Managers by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling from time to time represents the Company with respect to certain legal matters.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1993 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

     Sec. 145. Indemnification of officers, directors, employees and agents; insurance

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article VII of the Company's By-Laws provides in regard to indemnification of directors and officers as follows:

          Section 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
     Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 3. Determination That Indemnification Is Proper. Any indemnification of a director or officer of the corporation under Section 1 hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 hereof. Any indemnification of an employee or agent of the corporation under Section 1 hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 hereof. Any such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties too such action, suit or proceeding or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

          Section 4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

          Section 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such persons's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

          Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

             (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                    * * * *

                (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this Title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of sec. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article Ninth of the Company's Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       EXHIBIT                            NUMBER DESCRIPTION OF DOCUMENT
- ------------------   ------------------------------------------------------------------------
           4(a)      -- Certificate of Incorporation of the Company, as amended.*

           4(b)      -- By-Laws of the Company, as amended.*

           4(c)      -- Form of Certificate of the Company's Common Stock, par value $1.00 per share (incorporated by reference to Exhibit 4(c) to the Company's
                        Registration Statement on Form S-3 No. 33-38393).*

           4(d)      -- Certificate of Designation of Series A Cumulative Convertible
                        Preferred Stock, without par value (included in Exhibit 4(a)).*

           4(e)      -- Rights Agreement between the Company and J. Henry Schroder Bank and
                        Trust Company, as Rights Agent, dated as of February 13, 1986
                        (incorporated by reference to Exhibit 1 to the Company's Registration
                        Statement on Form 8-A (File No. 1-8400) dated February 19, 1986).*

       EXHIBIT                            NUMBER DESCRIPTION OF DOCUMENT
- ---------------------------------------------------------------------------------------------
           4(f)      -- Amendment to Rights Agreement, dated as of August 11, 1989, between the Company and First Chicago Trust Company of New York (as successor
                        Rights Agent) (incorporated by reference to Exhibit 2 to the
                        Company's Registration Statement on Form 8, dated August 16, 1989, to its Registration Statement on Form 8-A (File No. 1-8400) dated
                        February 19, 1986).*
           4(g)      -- Certificate of Designation of Series A Junior Participating Preferred
                        Stock, without par value (included in Exhibit 4(a)).*
           4(h)      -- Certificate of Increase, dated April 21, 1989, to Certificate of
                        Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
           4(i)      -- Certificate of Increase, dated July 24, 1990, to Certificate of
                        Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
           4(j)      -- Certificate of Increase, dated February 1, 1991, to Certificate of
                        Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
           4(k)      -- Certificate of Increase, dated January 13, 1992, to Certificate of
                        Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
           4(l)      -- Certificate of Increase, dated May 24, 1993, to Certificate of
                        Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
           4(m)      -- Form of Indenture between the Company and The First National Bank of
                        Chicago, as Trustee.
           4(n)      -- Deposit Agreement, dated as of February 4, 1993, between the Company and First Chicago Trust Company of New York, as Depositary, and the
                        Holders from time to time of the Depositary Receipts described therein.*
           5         -- Opinion of Debevoise & Plimpton as to the validity of the Debentures.
           8         -- Tax opinion of Debevoise & Plimpton.
          12         -- Statement Re: Computation of Ratio of Earnings to Combined Fixed
                        Charges and Preferred Stock Dividends.*
          23(a)      -- Consent of Ernst & Young LLP.
          23(b)      -- Consents of Debevoise & Plimpton (included in Exhibits 5 and 8).
          24         -- Powers of Attorney.*
          25         -- Statement of Eligibility and Qualification of the Trustee under the
                        Trust Indenture Act of 1939.*
          99(a)      -- Proposed Form of Letter of Transmittal.
          99(b)      -- Proposed Form of Notice of Guaranteed Delivery.
          99(c)      -- Proposed Form of Letter to Registered Holders and DTC Participants.
          99(d)      -- Proposed Form of Letter to Clients.
          99(e)      -- Form of Exchange Agent Agreement.
          99(f)      -- Form of Information Agent Agreement.
          99(g)      -- Form of Newspaper Announcement.


- ---------------

 * Previously filed

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement:

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

          (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AMR Corporation has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 14th day of October, 1994.


                                            AMR CORPORATION

                                            By  /s/ ANNE H. MCNAMARA
                                                    Anne H. McNamara
                                                 Senior Vice President and
                                                    General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURES                     TITLE
       ----------                     -----
ROBERT L. CRANDALL         Chairman of the Board, President  )
                           and Chief Executive Officer;      )
                           Director (Principal Executive     )
                           Officer)                          )
                                                             )
DONALD J. CARTY            Executive Vice President and      )
                           Chief Financial Officer           )
                           (Principal Financial and          )
                           Accounting Officer)               )
                         )                                   )
HOWARD P. ALLEN          )                                   )
                         )                                   )
EDWARD A. BRENNAN        )                                   )  By /s/ ANNE H. MCNAMARA
                         )                                   )         Anne H. McNamara
CHRISTOPHER F. EDLEY     )                                   )        (Attorney-in Fact)
                         )                                   )      Date: October 14, 1994
CHARLES T. FISHER, III   )                                   )
                         )                                   )
DEE J. KELLY             )  Directors                        )
                         )                                   )
ANN D. MCLAUGHLIN        )                                   )
                         )                                   )
JOE M. RODGERS           )                                   )
                         )                                   )
MAURICE SEGALL           )                                   )
                         )                                   )
EUGENE F. WILLIAMS, JR.  )                                   )

[/R]

                                 EXHIBIT INDEX

  EXHIBIT                       NUMBER DESCRIPTION OF DOCUMENT
- -----------------------------------------------------------------------------------
   4(a)    -- Certificate of Incorporation of the Company, as amended.*
   4(b)    -- By-Laws of the Company, as amended.*
   4(c)    -- Form of Certificate of the Company's Common Stock, par value $1.00 per share (incorporated by reference to Exhibit 4(c) to the Company's
              Registration Statement on Form S-3 No. 33-38393).*
   4(d)    -- Certificate of Designation of Series A Cumulative Convertible
              Preferred Stock, without par value (included in Exhibit 4(a)).*
   4(e)    -- Rights Agreement between the Company and J. Henry Schroder Bank and
              Trust Company, as Rights Agent, dated as of February 13, 1986
              (incorporated by reference to Exhibit 1 to the Company's Registration
              Statement on Form 8-A (File No. 1-8400) dated February 19, 1986).*
   4(f)    -- Amendment to Rights Agreement, dated as of August 11, 1989, between the Company and First Chicago Trust Company of New York (as successor
              Rights Agent) (incorporated by reference to Exhibit 2 to the
              Company's Registration Statement on Form 8, dated August 16, 1989, to its Registration Statement on Form 8-A (File No. 1-8400) dated
              February 19, 1986).*
   4(g)    -- Certificate of Designation of Series A Junior Participating Preferred
              Stock, without par value (included in Exhibit 4(a)).*
   4(h)    -- Certificate of Increase, dated April 21, 1989, to Certificate of
              Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
   4(i)    -- Certificate of Increase, dated July 24, 1990, to Certificate of
              Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
   4(j)    -- Certificate of Increase, dated February 1, 1991, to Certificate of
              Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
   4(k)    -- Certificate of Increase, dated January 13, 1992, to Certificate of
              Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
   4(l)    -- Certificate of Increase, dated May 24, 1993, to Certificate of
              Designation of Series A Junior Participating Preferred Stock, without par value (included in Exhibit 4(a)).*
   4(m)    -- Form of Indenture between the Company and The First National Bank of
              Chicago, as Trustee.
   4(n)    -- Deposit Agreement, dated as of February 4, 1993, between the Company and First Chicago Trust Company of New York, as Depositary, and the
              Holders from time to time of the Depositary Receipts described therein.*
   5       -- Opinion of Debevoise & Plimpton as to the validity of the Debentures.
   8       -- Tax opinion of Debevoise & Plimpton.
  12       -- Statement Re: Computation of Ratio of Earnings to Combined Fixed
              Charges and Preferred Stock Dividends.*
  23(a)    -- Consent of Ernst & Young LLP.
  23(b)    -- Consents of Debevoise & Plimpton (included in Exhibits 5 and 8).

  EXHIBIT                       NUMBER DESCRIPTION OF DOCUMENT
- -----------------------------------------------------------------------------------
  24       -- Powers of Attorney.*
  25       -- Statement of Eligibility and Qualification of the Trustee under the
              Trust Indenture Act of 1939.*
  99(a)    -- Proposed Form of Letter of Transmittal.
  99(b)    -- Proposed Form of Notice of Guaranteed Delivery.
  99(c)    -- Proposed Form of Letter to Registered Holders and DTC Participants.
  99(d)    -- Proposed Form of Letter to Clients.
  99(e)    -- Form of Exchange Agent Agreement.
  99(f)    -- Form of Information Agent Agreement.
  99(g)    -- Form of Newspaper Announcement.


- ---------------

 * Previously filed